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                                                                    Exhibit 10.1


                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 3, 1998, by and among PEN HOLDINGS, INC., a Tennessee corporation ("Pen Holdings" or "Borrower")

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                                         N
                                          D

MELLON BANK, N.A., a national banking association ("Mellon"), CIBC INC. and any other "Banks" which are hereafter made a party to this Agreement in accordance with the provisions of Section 9.15 of the Credit Agreement (individually a "Bank" and collectively, the "Banks") and Mellon, as Agent for the Banks (in such capacity, the "Agent")

                                    RECITALS:

         WHEREAS, the Agent, the Banks, the Borrower and certain subsidiaries of the Borrower entered into a Credit Agreement dated as of August 16, 1994, as amended (the "Original Credit Agreement"), pursuant to which the Banks agreed to make certain loans to the Borrower and certain of its subsidiaries in accordance with, and as provided for in, the Original Credit Agreement;

         WHEREAS, the Borrower intends to issue senior, unsecured notes due 2008 in an aggregate principal amount equal to $100,000,000 (the "Senior Notes") on the terms and conditions described in the Senior Note Offering Memorandum, the proceeds of which will be used to prepay in full the term loans outstanding pursuant to the Original Credit Agreement, to prepay in full certain other indebtedness of the Borrower and its Subsidiaries, and for general corporate purposes;

         WHEREAS, the Borrower has requested that the Original Credit Agreement be amended and restated in order to, among other things, (i) increase the Revolving Credit Commitments of the Banks to the aggregate principal amount of $40,000,000, (ii) terminate the commitments to make the Term Loans, and (iii) amend and restate the Original Credit Agreement, as more particularly provided herein; and

         WHEREAS, the Banks and the Borrower have agreed to amend and restate the Original Credit Agreement as set forth below.


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         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, and intending to be legally bound, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.01 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the following meanings, respectively, unless the context otherwise clearly requires:

         "Active Subsidiaries" means any of the Borrower's Consolidated Subsidiaries which either (i) own Property having a fair value in excess of $100,000, or (ii) have revenue or income in excess of $100,000 in any fiscal year during the term of this Agreement.

         "Affiliate" means any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a the Borrower or entity, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means Mellon Bank, N.A. with an office at Two Mellon Bank Center, Room 230, Pittsburgh, PA 15259-0001.

         "Agreement" means this Amended and Restated Credit Agreement as amended, modified or supplemented from time to time.

         "Applicable Basis Points" means the basis points added to the Prime Rate with respect to the Prime Rate Option or the basis points added to the Euro-Rate with respect to the Euro-Rate Option, as the case may be, as determined by reference to the chart of Applicable Basis Points set forth in
Section 2.03(a) of this Agreement.

         "Assignment of Leases and Royalties" means the Assignment of Royalties, Rents and Coal Leases or the Amended and Restated Assignment of Royalties, Rents and Coal Leases, as the case may be, dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by each of Pen Coal and Elk Horn, respectively, to the Agent.

         "Assignment of Intercompany Security Documents" means the Assignment of Security Documents dated the date of this


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Agreement, as amended, modified or supplemented from time to time, executed and delivered by Pen Holdings to the Agent.

         "Banks" means, individually or collectively, Mellon Bank, N.A., a national banking association, with an office at Two Mellon Bank Center, Room 230, Pittsburgh PA 15259-0001, CIBC Inc. with an office at Two Paces West, 2727 Paces Ferry Road, Suite 1200, Atlanta, GA 30339 ("CIBC") and any other "Banks" which are hereafter made a party to this Agreement in accordance with the provisions of Section 9.15 of the Credit Agreement and their successors and assigns. With respect to consents of the Banks under this Agreement and the other Loan Documents, please see Section 9.03 of this Agreement.

         "Bankruptcy Code" means 11 U.S.C. Section 101 et. seq., as the same may be modified or amended from time to time.

         "Big Sandy River Terminal" means the real property, fixtures and other property interests comprising the Big Sandy River Terminal owned by Pen Coal and located in Boyd County, Kentucky.

         "Borrower" means Pen Holdings.

         "Business Day" means any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which the Agent is not open for business in Pittsburgh, Pennsylvania.

         "Camden Hardwood" means Camden Hardwood Company, a Tennessee general partnership.

         "Capitalized Lease Obligations" means any amount payable with respect to any lease of any tangible or intangible property (whether real, personal or mixed), however denoted, which is required by GAAP to be reflected as a liability on the face of the balance sheet of the lessee.

         "Cash Equivalents" means unrestricted cash and cash equivalents and equity and debt securities which are marketable without restriction on a nationally recognized securities exchange.

          "Change of Control" means (a) the death of William E. Beckner, or (b) the failure, at any time, of William E. Beckner to (i) own, free and clear of all Liens at least 51% of the outstanding voting common stock (on a fully diluted basis) of Borrower, and (ii) control the election of a majority of the members of the board of directors of Borrower and each of the Eligible Subsidiaries.

         "Closing Date" means June 8, 1998, or such other date upon which the parties may agree.

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         "Coal Purchase Agreements" means any coal purchase agreements of any of the Eligible Subsidiaries which are described in the Collateral Assignment of Coal Purchase Agreements.

         "Coal Supply Agreements" means the (i) Coal Supply Agreement between Pen Coal Corporation and The Dayton Power and Light Company, dated as of July 1, 1992, as amended; (ii) Coal Contract between Pen Coal Corporation and East Kentucky Power Cooperative Incorporated, dated as of July 12, 1994, as amended by Coal Contract Amendment No. 1, dated as of November 25, 1996 and Coal Contract Amendment No 2, dated as of November 15, 1997; (iii) Coal Supply Agreement No. 04-21-97-901 between Pen Coal Corporation and Indiana Michigan Power Company dated as of November 14, 1997; (iv) Agreement between Pen Coal Corporation and Appalachian Power Company dated as of September 10, 1990; (v) Coal Supply Agreement between P & C "Bituminous Coal" (now Pen Coal Corporation) and Taiwan Power Company dated June 15, 1989; (vi) Agreement for the Sale and Purchase of Coal between Electric Fuels Corporation and Pen Coal Corporation dated as of February 28, 1991, as amended and restated by the Amended and Restated Agreement for the Sale and Purchase of Coal, dated January 1, 1995 and the Second Amended Agreement for the Sale and Purchase of Coal, effective April 1, 1998; (vii) Coal Purchase Order from Alleg-Cassetty Coal Co., Inc. to Pen Coal dated August 30, 1996; and (viii) any other agreements of any of the Eligible Subsidiaries which have a term of at least one (1) year and provide for the supply of at least 250,000 tons per year of coal.

         "Code" means the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the collateral granted or assigned to the Agent or the Banks from time to time under or in connection with this Agreement.

         "Collateral" has the meaning given to it in the Security Agreements and the Subsidiary Security Agreements.

         "Collateral Assignments of Coal Purchase and Supply Agreements" means the Collateral Assignment of Coal Purchase and Sales Agreements dated the date of this Agreement and delivered to Agent by the Eligible Subsidiaries which are parties to Coal Purchase Agreements or Coal Supply Agreements, as each may be amended, modified or supplemented from time to time, granting a security interest in and assigning to the Agent the rights of the Eligible Subsidiaries in and to the Coal Purchase Agreements and the Coal Supply Agreements.

         "Collateral Assignments of Contract Mining Agreements" means the Collateral Assignment of Contract Mining Agreements dated the date of this Agreement by each of the Eligible Subsidiaries which


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are parties to Contract Mining Agreements, delivered to the Agent, as each may be amended, modified or supplemented from time to time.

         "Collateral Assignment of Operating Agreements" means the Collateral Assignment of Operating Agreements dated the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by each Eligible Subsidiary to the Agent.

         "Columbia Lien" means the lien of [Pocahontas Land Holding Company, as assignee of Columbia Coal Gasification Corporation] on the coal Inventory of Pen Coal located on the Pen Coal Real Property located in the State of West Virginia, equipment of Pen Coal used to mine such coal inventory and accounts receivable relating to the sale of such coal inventory as provided in that certain Security Agreement granted by Pen Coal to Columbia Coal Gasification Corporation dated July 30, 1987 [and assigned to Pocahontas Land Holding Company by ___________ dated _________.]

         "Compliance Certificate" has the meaning given to it in
Section 5.01(d).

         "Consolidated Capital Expenditures" for any period means, for the Borrower and its Consolidated Subsidiaries, on a consolidated basis, all amounts, including Capitalized Lease Obligations, which in accordance with GAAP would be debited to fixed asset accounts on a consolidated balance sheet during such period in respect of the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds during such period.

         "Consolidated Cash Taxes" means, with respect to the Borrower and its Consolidated Subsidiaries, for any period, taxes actually paid during such period, provided that any payment to the United States Internal Revenue Service made in connection with a settlement of the Tax Petition shall be included in the calculation of Consolidated Cash Taxes only to the extent that such payment exceeds the amount identified as a liability on account of the Tax Petition on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at the time of determination.

         "Consolidated Current Maturities of Long Term Debt" means, with respect to the Borrower and its Consolidated Subsidiaries, for any period, current maturities of Consolidated Funded Indebtedness actually paid during such period, provided, however, that Consolidated Current Maturities of Long Term Debt shall exclude (i) any repayments of any Indebtedness repaid with proceeds of the Senior Notes and (ii) any payments made during such period on account of (A) the credit facilities issued


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pursuant to the Original Credit Agreement, (B) the credit facilities provided by
Wachovia Bank to Pen Cotton, and (C) all other Debt which is paid with proceeds of the Senior Notes, all for the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Debt to EBITDA Ratio" means, for any period, as of the date of determination, the ratio of (i) Consolidated Funded Indebtedness, to
(ii) Consolidated EBITDA.

         "Consolidated EBITDA" means, with respect to the Borrower and its Consolidated Subsidiaries, for any period, as of the date of determination, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus
(ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus, (iii) Consolidated Interest Expense for such period, plus (iv) depreciation and depletion for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, plus
(vii) charges resulting from fees and expenses (cash or non-cash) incurred in connection with the offering of the Senior Notes, the termination of the credit facilities offered under the Original Credit Agreement, including the redemption of the warrants issued to the Banks in connection with the Original Credit Agreement, and the establishment of the Revolving Credit Loans, and charges resulting from prepayment penalties incurred in connection with the early retirement of Indebtedness out of the net proceeds from the offering of the Senior Notes, minus (b) all non-cash items increasing Consolidated Net Income for such period, minus (c) to the extent not included above, interest income accruing on restricted cash and Cash Equivalents that the Borrower has deposited in escrow to fund guarantees of Indebtedness of International Marine Terminals, minus (d) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period, all for the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Consolidated Subsidiaries, for any period, the ratio of (i) Consolidated EBITDA, to (ii)(A) Consolidated Current Maturities of Long Term Debt, plus (B) Consolidated Interest Expense, plus (C) Consolidated Cash Taxes, all for the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Funded Indebtedness" for any accounting period means all
(i) Debt of Pen Holdings and its Consolidated


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Subsidiaries (including the current portion thereof) which would for such accounting period be classified in whole or in part as a long-term liability of Pen Holdings and its Consolidated Subsidiaries in accordance with GAAP and shall also in any event include (A) any indebtedness having a final maturity more than one year from the date of creation of such indebtedness and (B) any indebtedness, regardless of its term, which is renewable or extendable by such borrower (pursuant to the terms thereof or otherwise) to a date more than one year from the date of creation of such indebtedness and (ii) Debt of Pen Holdings and its Consolidated Subsidiaries (other than accrued expenses or accrued payables for trade obligations which do not represent borrowed money) which would for such accounting period be classified in whole or in part as a current liability of Pen Holdings and its Consolidated Subsidiaries in accordance with GAAP, less (iii) the value of Cash Equivalents in excess of the aggregate sum of $3,000,000.

         "Consolidated Interest Expense" means, with respect to the Borrower and its Consolidated Subsidiaries, for any period, without duplication, (i) the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued by the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period (including non-cash interest payments), plus (ii) to the extent not included in clause (i) above, an amount equal to the sum of: (A) imputed interest included in Capitalized Lease Obligations, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (C) the net costs associated with Rate Protection Agreements and other hedging obligations,
(D) amortization of deferred financing costs and expenses, (E) the interest portion of any deferred payment obligations, (F) amortization of discount or premium on Indebtedness, if any, (G) all capitalized interest and all accrued interest, (H) all non-cash interest expense and (I) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person minus to the extent included in clauses (i) or (ii) above, fees and expenses (cash or non-cash) incurred in connection with the issuance of the Senior Notes, the termination of the facilities issued in connection with the Original Credit Agreement, including the redemption of the warrants issued to the Bank parties to the Original Credit Agreement, and the establishment of the Revolving Credit Commitments). For purposes of calculating Consolidated Interest Expense on a pro forma basis, the interest on Indebtedness bearing a floating rate of interest shall be the interest rate in effect at the time of determination, taking into account on a pro forma basis any Rate Protection Agreement applicable to such Indebtedness if such Rate Protection Agreement has a remaining term at the date of determination of at least 12 months.


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         "Consolidated Net Income" for any accounting period means the net income after taxes of Pen Holdings and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that Consolidated Net Income shall not include any gain or loss attributable to extraordinary items, determined in accordance with GAAP, or any taxes or tax savings as a result thereof.

         "Consolidated Net Worth" means the shareholders' equity of the Borrower and its Consolidated Subsidiaries, including common stock, paid-in capital and retained earnings, but excluding convertible preferred stock, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Subsidiaries" means and includes only those Subsidiaries whose accounts are fully consolidated with the accounts of Pen Holdings in accordance with GAAP and Pen Holdings' policy of consolidation as in effect from time to time and as reflected in Pen Holdings' then most recent annual audited financial statements, which in any event shall at all times include, Pen Coal, River Marine and Elk Horn.

         "Contract Mining Agreements" means those certain contract mining agreements described in the Collateral Assignments of Contract Mining Agreements.

         "Corresponding Source of Funds" means in the case of any Rate Segment of the Euro-Rate Portion of the Loans, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by the Agent through a Notional Euro-Rate Funding Office of one or more dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Period corresponding to such Rate Segment, having maturities approximately equal to such Euro-Rate Period and in aggregate amount approximately equal to such Rate Segment.

         "Credit Exposure" means, with respect to any Bank, the aggregate unutilized amount of the Revolving Credit Commitments of such Bank and the aggregate outstanding principal amount of all Loans made by such Bank.

         "Debt" or "Indebtedness" means: (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations) whether such indebtedness or liability is matured or unmatured, liquidated or unliquidated, direct or contingent, and joint or several; (ii) Capitalized Lease Obligations; (iii) all liabilities in respect of unfunded vested benefits under any Plan; (iv) obligations under letters of credit; (v) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent


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obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (vi) obligations secured by any lien on property owned by such Person, whether or not the obligations have been assumed and (vii) obligations under any Rate Protection Agreements.

         "Debt Issuance" means the creation, issuance or incurrence by the Borrower or any of Eligible Subsidiaries after the Closing Date of obligations for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from the Borrower or an Eligible Subsidiary), other than (i) Indebtedness incurred under this Agreement, and (ii) Indebtedness permitted pursuant to Section 6.02 (d).

         "Deeds of Trust" or "Mortgages" means the Pen Coal Deeds of Trust, the Pen Coal Mortgage, the Elk Horn Mortgages, the Elk Horn Deed of Trust, the River Marine Deed of Trust, and the Pen Cotton Mortgage.

         "Defined Benefit Plan" means a defined benefit plan as defined at
Section 3(35) of ERISA.

         "Disposition" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Consolidated Subsidiaries to any Person, excluding any sale, assignment, transfer, exchange or other disposition of (i) any inventory sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any machinery or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use or no longer useful or productive in connection with the business of the Borrower or its Consolidated Subsidiaries, (iii) Property described in clause (i) of the definition of "Non-Core Assets", (iv) any Property described in clause (ii) of the definition of "Non-Core Assets" to the extent that the Net Available Proceeds of any Disposition of such Property does not exceed $3,000,000 in the aggregate in any fiscal year of the Borrower and its Consolidated Subsidiaries, and (v) any other Property sold, assigned, transferred, exchanged or disposed of in a transaction or series of transactions to the extent that Net Available Proceeds do not exceed $1,000,000 in the aggregate in any fiscal year of the Borrower and its Consolidated Subsidiaries.

         "Distributions" has the meaning given to it in Section 6.05 of this Agreement.

         "Eligible Subsidiary" means any of, and "Eligible Subsidiaries" means all of, Pen Coal, Elk Horn, River Marine and


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Pen Cotton and such other Active Subsidiaries as are approved to be Eligible
Subsidiaries by the Banks, in their sole discretion, after the date of this Agreement.

         "Elk Horn" means The Elk Horn Coal Corporation, a West Virginia corporation, with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

         "Elk Horn Deed of Trust" means, collectively, those certain Deeds of Trust, Security Agreement, Assignment and Fixture Filing covering the Elk Horn Real Property located in West Virginia, executed and delivered by Elk Horn to the Agent, as the same may be amended, modified or supplemented from time to time.

         "Elk Horn Mortgages" means, collectively, those certain Open-End Mortgages, Leasehold Mortgages, Security Agreement, Assignment and Fixture Filing covering the Elk Horn Real Property located in Kentucky, executed and delivered by Elk Horn to the Agent, as the same may be amended, modified or supplemented from time to time.

         "Elk Horn Real Property" means certain of Elk Horn's real property, leasehold interests, mineral rights and coal reserves located in Floyd, Pike, Magoffin, Johnson, Knott, Martin and Letcher Counties, Kentucky and Boone, Lincoln and Kanawha Counties, West Virginia, as more particularly described in the Elk Horn Mortgages and the Elk Horn Deeds of Trust, respectively.

         "Elk Horn Security Agreement" means the Amended and Restated Security Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Elk Horn to the Agent.

         "Elk Horn Suretyship Agreement" means the Amended and Restated Suretyship Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Elk Horn to the Agent.

         "Equity Issuance" means (a) any issuance or sale by the Borrower or any of the Eligible Subsidiaries of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock, or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of the Eligible Subsidiaries, or (b) the receipt by the Borrower or any of the Eligible Subsidiaries after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution).


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         "ERISA" means the Employee Retirement Income Security Act of 1974 as in
effect as of the date of this Agreement and as amended from time to time in the future.

         "Euro-Rate" has the meaning given to it in Section 2.16 of this Agreement.

         "Euro-Rate Reserve Percentage" has the meaning given to it in Section 2.16 of this Agreement.

         "Event of Default" means any of the Events of Default described in
Section 7.01 of this Agreement.

         "Expiration Date" means May 31, 2003, unless extended in writing by the Agent in its sole and absolute discretion.

         "Federal Funds Effective Rate" means for any day the weighted average of the rates on overnight federal funds transactions arranged on such day by Federal Funds Brokers computed and released by the Federal Reserve Bank of Cleveland (Pittsburgh Branch)(or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the "Federal Funds Effective Rate."

         "GAAP" means generally accepted accounting principles (as such principles may change from time to time) applied on a consistent basis (except for changes in application with which the Borrower's independent certified public accountants concur).

         "Hazardous Materials Certificate and Indemnification Agreement" means the Amended and Restated Hazardous Materials Certificate and Indemnification Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by the Borrower and the Sureties to the Agent.

         "Interest Rate Option" has the meaning given to it in Section 2.03.

         "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "Lease Obligation" means an obligation of a lessee under a lease of any tangible or intangible property (whether real, personal or mixed), including without limitation, with respect to any period under any such lease, the aggregate amounts payable by such lessee to or on behalf of the lessor for such period, including, without limitation, property taxes, insurance, interest and amortized charges which such lessee is required to pay pursuant to such lease. Whenever it is necessary to


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determine the amount of Lease Obligations for any period with respect to which any of the rentals under the relevant lease are not definitely determinable by the terms of the lease, all such rentals will be estimated in a reasonable amount for such period.

         "Letters of Credit" has the meaning assigned to that term in Section
2.20 of this Agreement.

         "Letter of Credit Commitment" has the meaning assigned to it in Section 2.20 of this Agreement.

         "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "Loan Document" or "Loan Documents" means singularly or collectively, as the context may require: (i) this Agreement, (ii) the Notes, (iii) the Security Agreements, (iv) the UCC-1 financing statements filed in accordance with the Security Agreements and the Deeds of Trust and the Mortgages, (v) the Suretyship Agreements, (vi) the Deeds of Trust, (vii) the Mortgages, (viii) the Hazardous Materials Certificate and Indemnity Agreement, (ix) the Subsidiary Notes, (x) the Subsidiary Security Agreements and the Subsidiary Assignment of Leases and Royalties, (xi) the Subsidiary Deeds of Trust and the Subsidiary Mortgages, (xii) the Assignment of Subsidiary Security Documents, (xiii) the Pledge Agreements, (xiv) the Collateral Assignments of Coal Purchase Agreements,
(xv) the Assignment of Leases and Royalties, (xvi) the Collateral Assignment of Operating Agreements, (xvii) the Collateral Assignment of Contract Mining Agreements and (xviii) any Rate Protection Agreements, and any and all other documents, instruments, certificates and agreements executed and delivered in connection with this Agreement, as any of them may be amended, modified, extended or supplemented from time to time.

         "Loan" or "Loans" means the Revolving Credit Loans and any other loan or loans made by the Banks to the Borrower under this Agreement.

         "London Business Day" has the meaning given to it in Section 2.16 of this Agreement.

         "Mandatory Prepayments" has the meaning given to it in Section 2.10(c).

         "Marine Terminals" means Marine Terminals Incorporated, a Missouri corporation with its chief executive offices at 5110


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Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

         "Marine Terminals Security Agreement" means the Security Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Marine Terminals to the Agent.

         "Marine Terminals Suretyship Agreement" means the Suretyship Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Marine Terminals to the Agent.

         "Material Adverse Effect" shall mean any matter, item, circumstance or state of events which, in the discretion of the Banks, (i) results or is reasonably likely to result in a material interruption, disturbance or impediment to the operation of the business of the Borrower and its Consolidated Subsidiaries in the ordinary course of their business, (ii) has or is reasonably likely to have a material adverse effect on the business, financial condition, prospects, operations or assets of the Borrower and its Consolidated Subsidiaries, or (iii) has or is reasonably likely to have a material adverse effect on the ability of the Borrower, the Eligible Subsidiaries or the Sureties to perform their obligations under this Agreement or the other Loan Documents.

         "Material Agreements" has the meaning given to it in Section 3.25 of this Agreement.

         "Mobile Equipment" means all equipment which is (a) mobile, (b) of a type normally used in more than one jurisdiction, and (c) which is used or useful in connection with the coal mining, extraction and development activities or the cotton activities of the Borrower or any of the Eligible Subsidiaries.

         "Net Available Proceeds" mean:

         (a) in the case of any Disposition, an amount (not less than $0) equal to the amount of Net Cash Payments received by the Borrower or any of its Consolidated Subsidiaries in connection with such Disposition; and

         (b) in the case of any Debt Issuance or Equity Issuance (other than Debt Issuances or Equity Issuances which are purchase money transactions or transactions undertaken in connection with the acquisition of Property [other than cash or cash equivalents] which is used or useful in the business of the Borrower and its Consolidated Subsidiaries and which do not result in the receipt by the Borrower or its Consolidated Subsidiaries of cash or cash equivalents), the aggregate amount of all cash received by the Borrower and its Consolidated Subsidiaries in respect of such

Debt Issuance or Equity Issuance, as the case may be, net of reasonable expenses incurred by the Company and its Consolidated Subsidiaries in connection therewith.

         "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments (including, without limitation, all cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when cash is received), and the fair market value of any non-cash consideration (other than the fair market value of any notes or receivables which represent deferred purchase price), received by the Borrower or its Consolidated Subsidiaries directly or indirectly in connection with such Disposition; provided that Net Cash Payments shall be net of (a) the amount of any legal, title and recording tax expenses, commissions and other customary fees and expenses paid by the Borrower and its Consolidated Subsidiaries in connection with such Disposition, (b) any federal, state and local income or other taxes reasonably estimated to be payable by the Borrower and its Consolidated Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are actually paid during the 12 month period following the date of such Disposition), (c) any repayments by the Borrower or its Consolidated Subsidiaries of Indebtedness to the extent that such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition, (d) appropriate amounts provided as a reserve in accordance with GAAP against liabilities associated with the property subject to the Disposition, including without limitation indemnification or severance costs, until such time as such amounts are no longer reserved, (e) all payments with respect to liabilities associated with the property subject to the Disposition, including without limitation trade payables and other accrued liabilities, and
(f) all distributions and other payments required to be made or made on a pro rata basis to minority interest holders in the entity effecting the Disposition.

         "Non-Core Assets" means (i)(A) the ownership interest of Marine Terminals in or the international marine terminal owned by International Marine Terminals, (B) the office building located at 5110 Maryland Way, Brentwood, Tennessee owned by Pen Holdings, (C) assets associated with the cotton business or the lumber business operated by Consolidated Subsidiaries of Pen Holdings,
(D) the Big Sandy River Terminal, (E) the stock of Pen Cotton, Pen Cotton Company, Pen Hardwood or Marine Terminals, and (F) the ownership interest of Pen Hardwood in or the assets of Camden Hardwood, and (ii) other Property which is owned by the Borrower or its Consolidated Subsidiaries and which is not generally accounted for or generally known to be included in the coal division of Pen Holdings, provided that any such Property is not used or useful in the coal operations of Pen Holdings and its Consolidated Subsidiaries.

         "Note" or "Notes" means the Revolving Credit Notes, and any other note or notes of the Borrower executed and delivered pursuant to this Agreement, together with all extensions, renewals, refinancings or refundings in whole or in part.

         "Notice of Borrowing" has the meaning ascribed that term in
Section 2.01(c).

         "Notional Euro Rate Funding Office" has the meaning ascribed to that term in Section 2.12.

         "Office", when used in connection with the Agent, means its office located at Two Mellon Bank Center, Room 230, Pittsburgh Pennsylvania 15259-0001, or such other office of the Agent as the Agent may designate in writing from time to time.

         "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Operating Agreements" means all rail agreements, transportation agreements, operating agreements, mining agreements and any and all other agreements of any Borrower or any Eligible Subsidiary with third parties which are necessary or material to the operations of the Borrower or any of the Eligible Subsidiaries which are described in the Collateral Assignment of Operating Agreements.

         "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any successor to the PBGC.

         "Pen Coal" means Pen Coal Corporation, a Tennessee corporation, with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

         "Pen Coal Deeds of Trust" means, collectively, those certain Credit Line Deeds of Trust, Leasehold Credit Line Deeds of Trust, Security Agreement, Assignment and Fixture Filing covering the Pen Coal Real Property located in West Virginia, executed and delivered by Pen Coal to the Agent, as amended, modified or supplemented from time to time.

         "Pen Coal Mortgage" means that certain Open-End Mortgage, Leasehold Mortgage, Security Agreement, Assignment and Fixture Filing covering the Pen Coal Real Property located in Kentucky, executed and delivered by Pen Coal to the Agent, as amended, modified or supplemented from time to time.

         "Pen Coal Real Property" means (i) Pen Coal's real property, leasehold interests, mineral rights and coal reserves located in Wayne, Lincoln and Mingo Counties, West Virginia, as more particularly described in the Pen Coal Deeds of Trust, (ii) Pen Coal's real property, fixtures and other property interests comprising the Devils Trace Preparation Plant located in Wayne County, West Virginia, and (iii) the Big Sandy River Terminal.

         "Pen Coal Security Agreement" means the Amended and Restated Security Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Pen Coal to the Agent.

         "Pen Coal Suretyship Agreement" means the Amended and Restated Suretyship Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Pen Coal to the Agent.

         "Pen Cotton" means Pen Cotton Company of South Carolina, a South Carolina corporation with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

         "Pen Cotton Mortgage" means that certain Open-End Mortgage, Leasehold Mortgage, Security Agreement, Assignment and Fixture Filing covering the Pen Cotton Real Property located in South Carolina, executed and delivered by Pen Cotton to the Agent, as amended, modified or supplemented from time to time.

         "Pen Cotton Real Property" means (i) Pen Cotton's real property, fixtures and improvements located in Calhoun County, South Carolina, as more particularly described in the Pen Cotton Mortgage.

         "Pen Cotton Security Agreement" means the Security Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Pen Cotton to the Agent.

         "Pen Cotton Suretyship Agreement" means the Suretyship Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Pen Cotton to the Agent.

         "Pen Cotton Company" means Pen Cotton Company, a Tennessee corporation with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

         "Pen Cotton Company Security Agreement" means the Security Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Pen Cotton Company to the Agent.

         "Pen Cotton Company Suretyship Agreement" means the Suretyship Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Pen Cotton Company to the Agent.

         "Pen Hardwood" means Pen Hardwood Company, a Tennessee corporation with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

         "Pen Hardwood Security Agreement" means the Security Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Pen Hardwood to the Agent.

         "Pen Hardwood Suretyship Agreement" means the Suretyship Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Pen Hardwood to the Agent.

         "Pen Holdings" means Pen Holdings, Inc., a Tennessee corporation with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

         "Pen Holdings Charter" means the Charter of Pen Holdings, Inc. filed of record with the Secretary of State of Tennessee, as amended by amendment to charter of Pen Holdings, Inc. dated as of, and filed with the Secretary of State of Tennessee on, January 3, 1996.

         "Pen Holdings Security Agreement" means the Amended and Restated Security Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Pen Holdings to the Agent.

         "Person" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "Plan" means any deferred compensation program, including both single and multi-employer plans, subject to Title IV of ERISA and established and maintained for employees of either of the Borrowers or any Subsidiary or any controlled group of trades or businesses under common control as defined respectively in

Sections 1563 and 414(c) of the Internal Revenue Code of 1986, as amended, of which either of the Borrowers or any Subsidiary is or becomes a part.

         "Plan Employer" means the appropriate Borrower or Surety or any other Consolidated Subsidiary which is the sponsor or contributor to a Plan for the benefit of some or all of its or their employees.

         "Pledge Agreements" means the Pledge and Security Agreements dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by Pen Holdings and any Subsidiary of Pen Holdings which owns capital stock of an Active Subsidiary to the Agent, pledging all of the issued and outstanding stock of (x) Pen Coal, Elk Horn, River Marine, Pen Cotton, Pen Cotton Company, Pen Hardwood and Marine Terminals, and (y) any other Active Subsidiaries, whether in existence at the Closing Date or thereafter.

         "Portion" has the meaning given to it in Section 2.16 of this Agreement.

         "Potential Default" means any event or condition which with notice or the passage of time would constitute an Event of Default.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Agent in Pittsburgh, Pennsylvania as its U.S. prime lending rate, which may be greater or less than other interest rates charged by the Agent to other borrowers and is not solely based or dependent upon the interest rate which the Agent may charge any particular borrower or class of borrowers. Such interest rate shall change automatically from time to time, effective as of the effective date of each announced change.

         "Prohibited Transaction" means a transaction which is prohibited under
Section 4975 of the Code or Sections 407 or 408 of ERISA.

         "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Qualified Acquisition" means any acquisition of Property (other than Mobile Equipment) which is used or useful in connection with the coal industry businesses operated by the Borrower and its Eligible Subsidiaries.

         "Rate Period" has the meaning given to in Section 2.05 of this Agreement.

         "Rate Protection Agreements" means any cap, swap, hedge or other interest rate protection agreement entered into by any of the Borrowers with Agent or any of the Banks.

         "Rate Segment" has the meaning given to it in Section 2.16 of this Agreement.

         "Recapitalization Agreement" means that certain Agreement for the Recapitalization and Acquisition of Pen Holdings, Inc. dated as of December 29, 1995, entered into by and among the Estate of Eddie P.S. Pen, as seller, William
E. Beckner, as buyer, and Pen Holdings.

         "Reportable Event" means any of the events set forth in Section 403(b) of ERISA or the regulations thereunder, except for any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

         "Required Banks" means Banks holding at least fifty-one percent (51%) of the Credit Exposures of all of the Banks (provided that such 51% includes the Agent and at least one other Bank), as calculated at the time of determination.

         "Responsible Officer" of the Borrower or a Surety means the president, any senior vice president, any vice president, the controller, the treasurer or any assistant treasurer.

         "Revolving Credit Commitment" has the meaning assigned to that term in
Section 2.01(a) of this Agreement.

         "Revolving Credit Loans" has the meaning assigned to that term in
Section 2.01(a) of this Agreement.

         "Revolving Credit Notes" means, individually or collectively, the revolving credit notes of Pen Holdings executed and delivered pursuant to
Section 2.01(b) of this Agreement, together with all extensions, renewals, refinancings or refundings in whole or in part.

         "River Marine" means River Marine Terminals, Inc., a West Virginia corporation with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

         "River Marine Deed of Trust" means that certain Credit Line Deed of Trust, Security Agreement, Assignment and Fixture Filing covering the River Marine Real Property, executed and delivered by River Marine to the Agent, as amended, modified or supplemented from time to time.

         "River Marine Real Property" means certain of River Marine's real property, fixtures and other property interests comprising the Wayne County River Terminal owned by River Marine and located in Wayne County, West Virginia, as more particularly described in the River Marine Deed of Trust.

         "River Marine Security Agreement" means the Amended and Restated Security Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by River Marine to the Agent.

         "River Marine Suretyship Agreement" means the Amended and Restated Suretyship Agreement dated as of the date of this Agreement, as amended, modified or supplemented from time to time, executed and delivered by River Marine to the Agent.

         "Security Agreements" means individually or collectively the Elk Horn Security Agreement, the Pen Coal Security Agreement, the River Marine Security Agreement, the Pen Holdings Security Agreement, the Pen Cotton Security Agreement, the Marine Terminals Security Agreement, the Pen Cotton Company Security Agreement and the Pen Hardwood Security Agreement.

         "Senior Notes" has the meaning given to it in the recitals of this Agreement.

         "Senior Note Documents" means the Senior Notes, the Senior Note Indenture, Registration Rights Agreement and the Purchase Agreement (each as defined in the Senior Note Offering Memorandum) executed and delivered in connection with the Senior Note Indenture.

         "Senior Note Indenture" means the Indenture under which the Senior Notes shall be issued, which shall be on substantially the same terms as those set forth in the Senior Note Offering Memorandum.

         "Senior Note Offering Memorandum" means the Offering Memorandum dated June 3, 1998, of the Borrower in respect of its 9.875% Senior Notes Due 2008, a copy of which has been furnished to the Banks prior to the date hereof.

         "Standard Notice" has the meaning given to it in Section 2.16 of this Agreement.

         "Subsidiary" of a Borrower at any time means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors is at such time owned by the Borrower and/or one or more Subsidiaries.

         "Subsidiary Deeds of Trust" means, individually or collectively, those deeds of trust or mortgages, executed and delivered by each of the Eligible Subsidiaries in favor of Pen Holdings and assigned by Pen Holdings to the Agent. The lien of the Subsidiary Deeds of Trust shall be junior to the liens of the Deeds of Trust.

         "Subsidiary Notes" means, individually or collectively, those demand notes, dated the date of this Agreement, executed and delivered by each of the Eligible Subsidiaries in favor of Pen Holdings, and assigned by Pen Holdings to the Agent.

         "Subsidiary Security Agreements" means, individually or collectively, those Amended and Restated Security Agreements or Security Agreements dated the date of this Agreement, executed and delivered by each of the Eligible Subsidiaries in favor of Pen Holdings, and assigned by Pen Holdings to the Agent.

         "Subsidiary Security Documents" means, individually or collectively, the Subsidiary Deeds of Trust, the Subsidiary Notes, and the Subsidiary Security Agreements.

         "Sureties" mean all of, and "Surety" means any of, Elk Horn, Pen Coal, Pen Cotton, River Marine, Pen Cotton Company, Pen Hardwood and Marine Terminals.

         "Suretyship Agreements" means, individually or collectively, the Elk Horn Suretyship Agreement, the Pen Coal Suretyship Agreement, the Pen Cotton Suretyship Agreement, the River Marine Suretyship Agreement, the Pen Cotton Company Suretyship Agreement, the Marine Terminals Suretyship Agreement and the Pen Hardwood Suretyship Agreement.

         "Tax Petition" means the Petition filed November 14, 1995 by the Borrower with the United States Tax Court and captioned "Pen Holdings, Inc. and Subsidiaries, Petitioner, v. Commissioner of Internal Revenue, Respondent."

         "Termination Event" shall mean (i) a Reportable Event, (ii) a distress termination of a Defined Benefit Plan, or the treatment of a Defined Benefit Plan amendment as a distress termination of such Plan under Section 4041 of ERISA, or the filing of a notice of intent to terminate a Defined Benefit Plan as a distress termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a single employer Plan by the PBGC under Section 4042 of ERISA.

         "UCP" means the Uniform Customs and Practices for Documentary Credits (1993 Rev.) International Chamber of Commerce CC Publication No. 500, or if such publication is not published or is superseded or if the Administrative Agent in its general practice of issuing documentary or standby letters of credit determines that letters of credit issued by the Administrative Agent shall be governed or interpreted by another convention, publication, statute or Law, such successor or substitute convention or publication, statute or Law as the Administrative Agent shall determine, in its sole discretion.


         "Welfare Benefit Plan" means a plan providing health, welfare or other benefits as defined in Section 3(1) of ERISA.


                  1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section and subsection references are to this Agreement unless otherwise specified.

                                   ARTICLE II

                                   THE CREDIT

         2.01  Revolving Credit Loans.

                  (a) Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement, the Security Agreements and the other Loan Documents, each Bank severally agrees (such agreement is sometimes referred to in this Agreement as the "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the Closing Date and to and including the day immediately preceding the Expiration Date in an aggregate principal amount not exceeding at any one time outstanding during the periods specified below the amount set forth opposite its name below:


                                                   Commitment
Name of                                            from Closing
Bank                       % Share                 Date until Expiration Date

Mellon                     50%                     $20,000,000.00

CIBC                       50%                     $20,000,000.00

-----------                ----                    --------------

Total                      100%                    $40,000,000.00

The aggregate face or stated amount of Letters of Credit at any time outstanding (less any draws under the Letters of Credit which have been reimbursed by the Borrower), any unreimbursed draws on Letters of Credit, plus the aggregate principal amount of all Revolving Credit Loans made by the Banks at any time outstanding shall not exceed at any time the aggregate of the Revolving Credit Commitments. If without the consent of the Agent the sum of all Revolving Credit Loans and the face amount of the Letters of Credit outstanding at any time exceeds the Revolving Credit Commitment, the Borrower shall immediately repay to the Agent for the account of the Banks, in funds immediately available, the amount of such excess together with all accrued interest on the amount of such repayment. The Borrower may use the proceeds of the Revolving Credit Loans for
(i) general working capital or general corporate purposes of the Borrower or the Eligible Subsidiaries, (ii) Qualified Acquisitions up to the aggregate amount of $5,000,000 in any fiscal year of Borrower and the Eligible Subsidiaries, and
(iii) to relend proceeds to Eligible Subsidiaries as permitted by Section 6.04(b), subject to the terms and conditions contained herein. Any relending by the

Borrower of proceeds of the Revolving Credit Loans to an Eligible Subsidiary shall not be in amounts which would cause any Eligible Subsidiary to not be able to make the representation set forth in Section 3.28 of this Agreement, after giving effect to the relending of any such proceeds. In no event shall the proceeds of the Revolving Credit Loans be used (x) for the purchase of coal inventory produced outside of the United States or (y), except as permitted in the immediately succeeding sentence, for any purposes other than to support the coal related businesses of the Borrower and the Eligible Subsidiaries. Notwithstanding anything to the contrary contained herein, the Borrower may relend proceeds of the Revolving Credit Loans to (A) Pen Cotton for the general working capital and general corporate purposes of Pen Cotton only up to the aggregate amount of $1,100,000.

                  (b) Revolving Credit Notes. The obligations of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to the Borrower by the Banks and to pay interest on the unpaid principal amount will be evidenced in part by the Revolving Credit Notes of the Borrower dated the Closing Date, in substantially the form attached as Exhibit "A" to this Agreement, with the blanks appropriately filled.

                  (c) Making of Revolving Credit Loans. All Revolving Credit Loans shall be made ratably by the Banks in proportion to their respective commitments; provided, however, that the failure of any Bank to make a Revolving Credit Loan shall not relieve any other Bank of its obligation to lend hereunder. If any Bank fails to make a Revolving Credit Loan, the Agent will use its best efforts to find another lender to make that Revolving Credit Loan on the same terms and conditions. On any Business Day when the Borrower desires that the Banks make a Revolving Credit Loan, Borrower shall provide to the Agent at its Office Standard Notice of the date, which shall be a Business Day, on which such Revolving Credit Loan is to be made. Each notice (a "Notice of Borrowing") required pursuant to this Section shall be given no later than 11:00 a.m., Pittsburgh time, on the last date permitted for such Notice of Borrowing, and, if in writing, shall be signed by a Responsible Officer of Borrower, and shall state: (a) the date (which shall be a Business Day) on which the Revolving Credit Loan is to be made; (b) the principal amount of the Revolving Credit Loan which shall be the sum of the principal amounts selected pursuant to Section 2.03; and (c) the Interest Rate Option or Interest Rate Options and the principal amount of Portions selected in accordance with Section 2.03 hereof and, in the case of a Euro-Rate Portion, the Euro-Rate Period. Each Notice of Borrowing shall be irrevocable (except as provided in Section 2.15 hereof) and shall be sent to the Agent by (i) telecopier (which shall be effective when received), or by (ii) telephone (which shall be effective when telephoned) confirmed (in the case of Revolving Credit Loans to which the Euro-Rate Option apply) by first class mail, or by (iii) hand delivery, first class or first class express mail (which shall be effective when received), in all cases with charges prepaid. The Agent shall promptly give telecopied or telexed notice or telephoned notice confirmed in writing to each Bank of its Percentage Share and the date of such borrowings. On the date specified in such Notice of Borrowing, each Bank shall make the proceeds of its Revolving Credit Loan available at the Office of the Agent, no later than 12:00 noon, Pittsburgh time, in immediately available funds. On the date specified in such Notice of Borrowing, the Agent shall make the proceeds of the Revolving Credit Loan available at its office, no later than 4:00 p.m., Pittsburgh time, in immediately available funds, and upon fulfillment of all applicable conditions set forth herein, the Agent shall pay or deliver the proceeds of the borrowing to or upon the order of Borrower. To the extent that any automatic borrowing service agreement in effect between the Agent and Borrower makes applicable any other notice or funding arrangements, the terms of such automatic borrowing service agreement shall control.

                  (d) Revolving and Reducing Nature of Loans. Until the Expiration Date, and subject to the limitations herein set forth (including without limitation the restrictions on prepayments contained in Section 2.10), Borrower may borrow and reborrow and repay funds under the Revolving Credit Notes, provided, however, that without the prior written consent of the Agent, as provided in Section 2.01(a) in this Agreement above, at no time shall the aggregate unpaid principal balance outstanding under the Revolving Credit Notes and the face amounts of the Letters of Credit exceed the Revolving Credit Commitment as set forth in Section 2.01(a). Each repayment shall be made to the Agent. Provided that no Bank has defaulted on its obligation to fund its Commitments under this Agreement, the Agent shall apportion each repayment among the Banks according to each Bank's Percentage Share of the Revolving Credit Loans.

         2.02 Intentionally Deleted.

         2.03 Interest Rates.

                  Interest Rate Options. The unpaid principal amount of the Loans shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate options (the "Interest Rate Options") set forth below. The Borrower understands and agrees that subject to the provisions of this Agreement, including, without limitation, Section 2.06 of this Agreement, the Borrower may select any number of Interest Rate Options to apply simultaneously to different parts of the unpaid principal amount of the Loans made to the Borrower and may select any number of Rate Segments to apply simultaneously to different parts of the Euro-Rate Portion.

                         Available Interest Rate Options

                  Prime Rate Option: Loans shall bear interest at a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be) for each day equal to the Prime Rate for such day plus the Applicable Basis Points, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

                  Euro-Rate Option: For each Rate Segment of the Euro-Rate Portion with respect to the Loans, Loans shall bear interest at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such Rate Segment for such day plus the Applicable Basis Points.

                  Notwithstanding anything contained in this Agreement to the contrary, prepayment of any Portion bearing interest at the Euro- Rate Option shall not be permitted during a Rate Period or shall be subject to payment of a prepayment fee as set forth in Section 2.11 hereof.

                  (2) Rates Based Upon Applicable Basis Points.

         Applicable Basis Points. The Applicable Basis Points shall be determined based upon the financial statements of the Borrower and its Consolidated Subsidiaries submitted to the Banks by Borrower as of the end of each fiscal quarter of the Borrower in accordance with Section 5.01(b) of this Agreement. The Applicable Basis Points shall be adjusted effective as of the first day of each fiscal quarter of the Borrower based upon the financial statements of the Borrower delivered to the Banks for the immediately preceding fiscal quarter, as provided in the preceding sentence. The Applicable Basis Points shall be adjusted as follows based upon the Borrower's Consolidated Debt to EBITDA Ratio, as calculated on a rolling four quarter basis. Notwithstanding the foregoing, during the period from the Closing Date through and including October 31, 1998, the Applicable Basis Points shall be as set forth in subpart D of the chart set forth below, regardless of the Borrower's actual

         Consolidated Debt to EBITDA Ratio for the fiscal quarters ended prior thereto. The Applicable Basis Points for the period from November 1, 1998 through December 31, 1998 shall be based upon the Borrower's Consolidated Debt to EBITDA Ratio for the period ending September 30, 1998 and thereafter shall be adjusted as provided above.

                                                             APPLICABLE
                                  APPLICABLE BASIS        BASIS POINTS TO
                                    POINTS TO BE            BE ADDED TO
                                   ADDED TO PRIME            EURO RATE              CONSOLIDATED DEBT
                                    RATE OPTION                OPTION                TO EBITDA RATIO
                            ----------------------------------------------------------------------------------------
                               A     150 basis          A     250 basis         A     Equal to or
                                     points                   points                  greater than
REVOLVING                                                                             5.50 to 1
CREDIT LOANS                ----------------------------------------------------------------------------------------
                               B     125 basis          B     225 basis         B     Less than 5.50
                                     points                   points                  to 1 and
                                                                                      greater than or
                                                                                      equal to 5.00
                                                                                      to 1
                            ----------------------------------------------------------------------------------------
                               C     100 basis          C     200 basis         C     Less than 5.00
                                     points                   points                  to 1 and
                                                                                      greater than or
                                                                                      equal to 4.50
                                                                                      to 1
                            ----------------------------------------------------------------------------------------
                               D     75 basis           D     175 basis         D     Less than 4.50
                                     points                   points                  to 1 and
                                                                                      greater than or
                                                                                      equal to 3.75
                                                                                      to 1
                            ----------------------------------------------------------------------------------------
                               E     50 basis           E     150 basis         E     Less than 3.75
                                     points                   points                  to 1 and
                                                                                      greater than or
                                                                                      equal to 3.00
                                                                                      to 1
                            ----------------------------------------------------------------------------------------
                               F     25 basis           F     125 basis         F     Less than 3.00
                                     points                   points                  to 1 and
                                                                                      greater than or
                                                                                      equal to 1.50
                                                                                      to 1
                            ----------------------------------------------------------------------------------------
                               G     0 basis            G     100 basis         G     Less than 1.50
                                     points                   points                  to 1
                            ----------------------------------------------------------------------------------------

         2.04 Intentionally Deleted.

         2.05 Rate Periods. At any time when the Borrower selects, converts to or renews the Euro-Rate Option, the Borrower shall fix a period (the "Rate Period") which shall be one, two, three or six months, during which the Euro-Rate Option shall apply to the corresponding Rate Segment. In no event, however, shall the Borrower select a Rate Period that extends beyond the Expiration Date. The Agent's right to payment of principal and interest (on behalf of the Banks) under the Loans and the Notes shall in no way be affected by the fact that one or more Rate Periods may be in effect. The Borrower's selections shall apply pro rata among the Notes evidencing the Loan with respect to which the Interest Rate Option is being selected.

         2.06 Amounts and Maximum Number of Segments.

                  (a) Amounts. Every selection of, conversion to or renewal of the Euro-Rate Option for any Loan shall be in the principal amount of $1,000,000 or an integral multiple thereof, which amount shall be selected by the Borrower and acceptable to Agent in Agent's sole discretion.

                  (b) Maximum Number of Rate Segments. Notwithstanding any other provisions in this Agreement to the contrary, at no time shall more than eight
(8) Rate Segments be in existence at any time during the term of this Agreement with respect to the Loans. If the Borrower attempts to give notice of selection of the Euro-Rate Option for a Rate Segment on a Loan when five (5) Rate Segments are in existence with respect to the Loans, such notification shall be deemed to request the making of the Loan at the Prime Rate Option instead of the Euro-Rate Option, unless the notice requesting the Euro-Rate Option was issued on account of new Loans and the Borrower promptly elects to cancel the notice to make a Rate Segment of new Loans by giving notice of cancellation to the Agent.

         2.07 Interest After Default. After the occurrence of an Event of Default and delivery of notice thereof to the Borrower by the Agent, the Prime Rate Portion shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be) equal to two hundred (200) basis points greater than the Prime Rate Option which would otherwise be in effect, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate. After the occurrence of an Event of Default, the Euro-Rate Portion shall bear interest for each day until paid (before and after judgment) until the end of the applicable then-current Rate Period at a rate per annum which shall be two hundred (200) basis points greater than the rate then in effect. With respect to any Euro- Rate Portion, after the end of the then applicable Rate Period, interest after an Event of Default shall accrue at a rate equal to two hundred (200) basis points greater than the Prime Rate Option which would otherwise be in effect, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

         2.08 Selection, Conversion or Renewal of Rate Options. Subject to the other provisions hereof, the Borrower may select any Interest Rate Option to apply to the Loans. Subject to the other provisions hereof, the Borrower may convert any part of the unpaid principal amount of the Loans from any Interest Rate Option to any other Interest Rate Option and may renew the Euro-Rate Option as to any Rate Segment: (a) at any time with respect to conversion from the Prime Rate Option to the Euro-Rate Option and (b) at the expiration of any Rate Period with respect to conversion from or renewals of the Euro-Rate Option as to the Rate Segment corresponding to such expiring Rate Period. Whenever the Borrower desires to select, convert or renew the Euro-Rate Option, the Borrower shall give the Agent Standard Notice thereof (which shall be irrevocable, except as provided in Section 2.15), specifying the date, amount and type of the proposed new Interest Rate Option. If such notice has been duly given, on and after the date specified in such notice, interest shall be calculated upon the unpaid principal amount of the Loan or Loans in question taking into account such selection, conversion or renewal.

         2.09 Prime Rate Fallback. If any Rate Period expires, any part of the Rate Segment corresponding to such Rate Period which has not been converted or renewed in accordance with Section 2.08 hereof automatically shall be converted to the Prime Rate Option.

         2.10 Prepayments.

                  (a) Time of Prepayments. Borrower shall have the right at its option from time to time to prepay the Prime Rate Portion of the Loans in whole or in part at any time without penalty. The Borrower shall not have the right to prepay any part of the Euro Rate Portion of the Loans at any time without the prior written consent of the Agent except that the Borrower may prepay any part of any Rate Segment at the expiration of the Rate Period corresponding to such Rate Segment.

                  (b) Application of Prepayments. Prepayments shall be applied first to accrued interest, other outstanding fees or expenses owing to the Agent or the Banks and charges attributable to principal being prepaid, and then to installments of principal in inverse order of maturity.

                  (c) Mandatory Prepayments.

                           (i) Debt Issuance. Subject to subpart (iv) of this subsection (c) of Section 2.10, and without limiting the obligation of the Borrower to obtain the consent of the Banks to any Debt Issuance prohibited by the terms of this Agreement, upon any Debt Issuance after the Closing Date, the Borrower shall prepay the Loans and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in subpart (v) of this subsection (c) of Section 2.10.

                           (ii) Equity Issuance. Subject to subpart (iv) of this subsection (c) of Section 2.10, and without limiting the obligation of the Borrower to obtain the consent of the Banks to any Equity Issuance prohibited by the terms of this Agreement, upon any Equity Issuance after the Closing Date, the Borrower shall prepay the Loans and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to 75% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in subpart (v) of this subsection (c) of Section 2.10.

                           (iii) Sale of Assets. Subject to subpart (iv) of this subsection (c) of Section 2.10, and without limiting the obligation of the Borrower to obtain the consent of the Banks to any Disposition prohibited by the terms of this Agreement, upon any Disposition after the Closing Date, the Borrower shall prepay the Loans and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in subpart (v) of this subsection (c) of
         Section 2.10.

                           (iv) Waiver. At the request of the Borrower prior to the last day on which the Borrower is required to make a prepayment or reduction in the Revolving Credit Commitments by reason of any event described in any of the foregoing clauses (i) through (iii) above in this subsection (c) of Section 2.10 and notwithstanding anything to the contrary contained in Section 9.03, the Required Banks may waive such requirement with respect to all or any portion of the amount to be prepaid or to reduce the Revolving Credit Commitments.

                           (v) Application. Prepayments and reductions of the Revolving Credit Commitments described in this subsection (c) of
         Section 2.10 shall be applied to reduce the Revolving Credit Commitments (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans and the aggregate face or stated amount of Letters of Credit at any time outstanding and any unreimbursed draws on Letters of Credit would exceed the Revolving Credit Commitments, the Borrower shall prepay Revolving Credit Loans in an amount equal to such excess).

                  (d) Voluntary Reduction of Commitments. The

Borrower shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans or Letters of Credit are outstanding to terminate the Revolving Credit Commitments and (ii) to reduce the aggregate unused amount of the Revolving Credit Commitments of the Banks, pro-rata in accordance with their respective Credit Exposures, provided that (x) the Borrower shall give notice of each such termination or reduction as provided in Section 2.14 and (y) any reduction in the Revolving Credit Commitments shall be made in multiples of $1,000,000 and in no event shall reduce the aggregate amount of the Revolving Credit Commitments below the sum of $20,000,000 without the prior written consent of the Banks. The Revolving Credit Commitments once terminated or reduced may not be reinstated without the consent of each Bank.

         2.11 Additional Compensation in Certain Circumstances; Indemnity.

                  (a) Compensation for Taxes, Reserves and Expenses on Outstanding Loans. If any Law or guideline or interpretation or application thereof enacted, promulgated or effective by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or not having the force of law) after the date of this Agreement:

                           (i) subjects the Agent, any of the Banks or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of the Agent, any of the Banks or such Notional Euro-Rate Funding office imposed by the jurisdiction in which the principal office of the Agent, any of the Banks or Notional Euro-Rate Funding Office is located);

                           (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisition of funds by, the Agent, any of the Banks or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the Euro-Rate, as the case may be, hereunder); or

                           (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, the Agent, any of the Banks or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of the Agent, Banks or any Notional Euro-Rate Funding office under this Agreement; or

                           (iv) imposes upon any of the Banks or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any part of the Loans or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any of the Banks or any Notional Euro-Rate Funding office with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans by an amount which the Agent deems to be material (the Agent being deemed for this purpose to have made, maintained or funded each Rate Segment of the Euro-Rate Portion from a Corresponding Source of Funds), the Agent shall from time to time notify the Borrower in writing of the amount determined in good faith (using any averaging and attribution methods) by the Agent (which determination shall be conclusive) to be necessary to compensate the Agent, any of the Banks or such Notional Euro-Rate Funding Office for such increase in cost, reduction in income or additional expense. Such amount shall be due and payable by the Borrower to the Agent ten (10) Business Days after presentation by the Agent of a statement setting forth a brief explanation of and the Agent's calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Agent under this Section 2.11(a) will bear interest (computed for the actual number of days elapsed on the basis of a year of 360 days) from the due date until paid (before and after judgment) at (x) the Prime Rate Option during the ten (10) Business Day period which the Borrower has been given to pay any such amount and (y) the Prime Rate Option plus two percent (2%) per year thereafter.

                  (b) Indemnity Regarding Euro-Rate Borrowing and Irrevocable Notices. The Borrower shall indemnify the Agent, for the ratable benefit of the Banks, against any loss or expense (including loss of margin) which the Agent or any of the Banks has sustained or incurred as a consequence of:

                           (i) payment, prepayment or conversion of any part of any Rate Segment of the Euro-Rate Portion on a day other than the last day of the corresponding Rate Period or (whether or not any such payment is made before or after Default or pursuant to demand or acceleration by the Agent of the Loans (following occurrence of a Default), and whether or not any such payment, prepayment of conversion is consented to by the Agent, unless the Agent shall have expressly waived such indemnity in writing); or

                           (ii) the Borrower's treatment of any irrevocable notice given pursuant to Section 2.01 or 2.02 hereof as a revocable notice (except as provided in Section 2.15 hereof).

If the Agent or any of the Banks sustains any such loss or expense, the Agent shall from time to time notify the Borrower of the amount determined in good faith by the Agent (which determination shall be conclusive) to be necessary to indemnify the Agent or any of the Banks for such loss or expense. Together with such notice, the Agent shall furnish to the Borrower a certificate as to the amount due setting forth in reasonable detail the reason for and the method of calculating such loss or expense, such certificate to be conclusive absent manifest error. Such amount shall be due and payable by the Borrower, ten (10) Business Days after presentation by the Agent of a statement setting forth a brief explanation of and the Agent's calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Agent under this Section 2.11(b) will bear interest (computed for the actual number of days elapsed on the basis of a year of 360 days) from the due date until paid (before and after judgment) at (x) the Prime Rate Option during the ten (10) Business Day period which the Borrower has been given to pay any such amount and (y) the Prime Rate Option plus two percent (2%) per year thereafter.

                  (c) General Indemnity; Loss of Margin. The Borrower will indemnify the Agent and the Banks against any loss, claim, damage or expense which the Agent or any of the Banks sustain or incur as a consequence of an Event of Default, including, without limitation, any failure of the Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement, the Notes or the other Loan Documents, unless such loss, claim, damage or expense arises solely from the Agent's or the Banks' gross negligence or willful misconduct. If the Agent or any of the Banks sustain or incur any such loss, claim, damage or expense it will from time to time notify the Borrower in writing of the amount determined by the Agent and the Banks (which determination will be conclusive) to be necessary to indemnify the Agent and the Banks for the loss, claim, damage or expense. Such amount will be due and payable by the Borrower to the Agent, for the account of the Agent and the Banks, within ten (10) days after presentation by the Agent of a statement setting forth a brief explanation of and the Agent's and the Banks' calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Agent under this Section 2.11(b) will bear interest (computed for the actual number of days elapsed on the basis of a year of 360 days) from the due date until paid (before and after judgment) at (x) the Prime Rate Option during the ten (10) Business Day period which the Borrower has been given to pay any such amount and (y) the Prime Rate Option plus two percent (2%) per year thereafter.

         2.12 Funding by Branch, Subsidiary or Affiliate.

                  (a) Notional Funding. The Banks shall have the right from time to time, prospectively or retrospectively, without notice to either of the Borrower, to deem any branch, subsidiary or affiliate of any of the Banks to have made, maintained or funded any part of the Euro-Rate Portion of the Loans at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office". The Banks shall deem any part of the Euro-Rate Portion of the Loans or the funding therefore to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure a situation in which any of the Banks declines to permit the Borrower to select the Euro-Rate Option because it is unascertainable or impracticable for the Agent to provide same or would lessen any compensation or indemnity payable to the Banks under Section 2.11 hereof, and if any of the Banks determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, the Banks or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion of the Loans is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by the Banks without regard to the Banks' actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to the Banks.

                  (b) Actual Funding. The Banks shall have the right from time to time to make or maintain any part of the Euro-Rate Portion of the Loans by arranging for a branch, subsidiary or affiliate of any of the Banks to make or maintain such part of the Euro-Rate Portion of the Loans. The Banks shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to issue one or more promissory notes in the principal amount of such part of the Euro-Rate Portion of the Loans payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrower. The Borrower agrees to comply promptly with any request under clause (ii) of this Section 2.12(b). If any Bank causes a branch, subsidiary or affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans and to any note payable to the order of such part of the Euro-Rate Portion of the Loans as if the Loans were made or maintained by such Bank and such note were a Note payable to such Bank's order.

         2.13 Loan Accounts. Disbursements made, interest due, interest paid, repayments on the Loans and all other charges billed to or paid by the Borrower shall be recorded in one or more accounts on the Agent's books designated the "Revolving Credit Loan Accounts" (the "Loan Accounts"). From time to time, upon the Borrower's request, the Agent shall furnish the Borrower with a copy of the Borrower's Loan Accounts. The Borrower agrees that the Loan Accounts shall be sufficient evidence of the Borrower's obligations to the Agent and the Banks incurred hereunder and that none other is necessary. All billing statements and statements of account rendered by the Agent to the Borrower shall be derived from the Borrower's Loan Accounts and shall be presumed to be correct and accurate and, absent manifest error, shall constitute an account statement binding on the Borrower.

         2.14 Notices. All notices under Sections 2.08 or 2.10 hereof shall be Standard Notices and shall be in writing. Section 9.05 hereof shall govern the method and effective dates of such notices. Written notices by the Borrower shall not be deemed records of the Agent within the meaning of Section 2.13 hereof whether or not received by the Agent. The Agent may conclusively rely without inquiry on any notice purporting to be from a Responsible Officer of the Borrower.

         2.15 Euro-Rate Unascertainable; Impracticability.
If

                  (a) on any date on which a Euro-Rate would otherwise be set, the Agent shall have in good faith determined (which determination shall be conclusive) that:

                           (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate,

                           (ii) a contingency has occurred which materially and adversely affects the interbank eurodollar market, or

                           (iii) the effective cost to the Agent of funding a proposed Euro-Rate Segment of Loans from a Corresponding Source of Funds shall exceed the Euro-Rate applicable to such Segment, or

                  (b) at any time the Agent shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of a particular Euro-Rate Loan has been made impracticable or unlawful by compliance by the Agent or a Notional Euro-Rate Funding Office in good faith with any Law, regulation, order, guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of law);

then, and in any such event, the Agent shall notify the Borrower of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of the Agent to allow the Borrower to select the Euro-Rate Option for any Rate Segment of any Loans, in any amount in case of a determination under Clause (a) above, or in excess (in case of a determination under Clause (b) above) of the amount of such Loans (if any) which is not determined to be impracticable or unlawful shall be suspended until the Agent shall have notified the Borrower of its determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist.

                  If the Agent notifies the Borrower of a determination under subsection (b) of this Section 2.15, the Euro-Rate Loan or Loans, if any, in excess of the amount (if any) not determined to be impracticable or unlawful shall be due and payable on the date specified in such notice. Absent contrary notice from the Borrower to the Agent by 11:00 o'clock a.m., Pittsburgh time, on such date, the Borrower shall be deemed to have given the Agent proper notice to the effect that the Borrower requests that the Agent make Loans at such time at the Prime Rate Option in principal amounts equal to the principal amounts becoming due and payable pursuant to the preceding sentence.

                  If at any time the Agent makes a determination under subsection (a) or (b) of this Section 2.15, the Borrower has previously notified the Agent that it wishes to select the Euro-Rate Option for a Portion of new Loans, including Loans being converted or renewed at the Euro-Rate Option, but such Loans have not yet been made, such notification shall be deemed to request the making of a Portion of the Loans at the Prime Rate Option instead of the Euro-Rate Option, unless the Borrower promptly elects to cancel the notice to make a Portion of new Loans by giving notice of cancellation to the Agent.

         2.16 Definitions Applicable to Interest Rates. As used in this
Article II:

                  "Euro-Rate Reserve Percentage" for any day shall mean the percentage (rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive) as representing for such day the maximum effective reserve requirement (including without limitation supplemental, marginal and emergency requirements) for member banks of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of any maturity. Each Euro-Rate shall be adjusted automatically as of the effective date of any change in the Euro-Rate Reserve Percentage.

                  "Euro-Rate" for any day for any proposed or existing Rate Segment corresponding to a Rate Period shall mean the rate per annum determined by the Agent to be the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Rate Period) estimated in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in United States dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such Rate Period for delivery on the first day of such Rate Period in amounts comparable to such Rate Segment (or, if there are no such comparable amounts actively traded, the smallest amounts actively traded) and having maturities comparable to such Rate Period by (B) a number equal to 1.00 minus the Euro-Rate Reserve Percentage for such day.

                  The "Euro-Rate" may be expressed by the following formula:

                                    [average of rates offered to major  ]
                                    [money banks in the London inter    ]
                                    [bank market estimated by the Agent ]
                                    [pursuant to]
   Euro Rate =                      [subsection (A)                     ]
                                    -------------------------------------
                                    [1.00 - Euro-Rate Reserve Percentage]

                  "London Business Day" shall mean a day for dealing in deposits in United States dollars by and among banks in the London interbank market.

                  "Portion": "Prime Rate Portion" shall mean at any time the part, including the whole, of the unpaid principal amount of the Loans bearing interest at such time under the Prime Rate Option or in accordance with the first sentence of Section 2.03. "Euro-Rate Portion" shall mean at any time the part bearing interest at such time under the Euro-Rate Option or at a rate determined by reference to the Euro-Rate Option pursuant to Section 2.03.

                  "Rate Segment" of the Euro-Rate Portion at any time shall be the entire principal amount of such Portion to which at such time there is applicable a particular Rate Period beginning on a particular day and ending on another particular day. (By definition, each Portion is at all times composed of an integral number of discrete Rate Segments, each corresponding to a particular Rate Period, and the sum of the principal amounts of all Rate Segments of a particular portion at any time equals the principal amount of such Portion at such time.)

                  "Standard Notice" shall mean an irrevocable notice provided to the Agent on a Business Day which is:

                           (i) on the same Business Day in the case of selection of, conversion to or renewal of the Prime Rate option or prepayment of any Prime Rate Portion; and

                           (ii) at least three London Business Days in advance in the case of selection of, conversion to or renewal of the Euro-Rate Option or prepayment of any Euro-Rate Portion.

Standard Notice must be provided no later than 11:00 a.m., Pittsburgh time, on the last day permitted for such notice.

         2.17 Certain Fees. In addition to other fees and expenses described in this Agreement, the Borrower shall pay the following fees:

                  (a) Fee Letter. On the Closing Date and as otherwise set forth therein, the Borrower shall pay to the Agent the fees described in that certain Fee Letter dated the date hereof entered into by and between the Agent and the Borrower.

                  (b) Unutilized Line Fee. The Borrower shall pay to the Agent, for the account of the Banks, quarterly, on the first (1st) day (or, if such day is not a Business Day, the next succeeding Business Day) of each July, October, January and April of each year during the term of this Agreement (or at the end of the term of this Agreement), a fee with respect to the unused portion of the Banks' Revolving Credit Commitment equal to the Applicable Unutilized Line Fee Percentage per year (based on a 360 day year) of the average of the daily unused portion of the Banks' Revolving Credit Commitment for the preceding three (3) calendar month periods (or portion thereof). The unused portion of the Banks' Revolving Credit Commitment shall, for the purpose of calculating the unutilized line fee pursuant to this Section 2.17, be deemed to be, for any day during the term of this Agreement, the difference between the Revolving Credit Commitment and the principal amount of the Revolving Credit Loans outstanding plus the aggregate face or stated amount of Letters of Credit at any time outstanding (less any draws under the Letters of Credit which have been reimbursed by the Borrower).

                  Applicable Unutilized Line Fee Percentage. The Applicable Unutilized Line Fee Percentage shall be determined based upon the financial statements of the Borrower and its Consolidated Subsidiaries submitted to the Banks by Borrower as of the end of each fiscal quarter of the Borrower in accordance with
                  Section 5.01(b) of this Agreement. The Applicable Unutilized Line Fee Percentage shall be adjusted effective as of the first day of each fiscal quarter of the Borrower based upon the financial statements of the Borrower delivered to the Bank for the immediately preceding fiscal quarter, as provided in the preceding sentence. The Applicable Unutilized Line Fee Percentage shall be adjusted as follows based upon the Borrower's Consolidated Debt to EBITDA Ratio as calculated on a rolling four (4) quarter basis. Notwithstanding the foregoing, during the period from the Closing Date through and including October 31, 1998, the Applicable Unutilized Line Fee Percentage shall be as set forth in subpart D of the chart set forth below, regardless of the Borrower's actual ratio of Consolidated Debt to EBITDA Ratio for the fiscal quarters ended prior thereto. The Applicable Unutilized Line Fee Percentage for the period from November 1, 1998 through December 31, 1998 shall be based upon the Borrower's Consolidated Debt to EBITDA Ratio for the period ending September 30, 1998 and thereafter shall be adjusted as provided above.


                                    APPLICABLE
                                    UNUTILIZED                 CONSOLIDATED
                                     LINE FEE                      DEBT
                                    PERCENTAGE               TO EBITDA RATIO
                              --------------------------------------------------
                               A       .50%               A     Equal to
                                                                or
UNUTILIZED                                                      greater
LINE FEE FOR                                                    than 5.50
REVOLVING                                                       to 1
CREDIT LOANS
                              --------------------------------------------------

                               B       .50%               B     Less than
                                                                5.50 to 1
                                                                and
                                                                greater
                                                                than or
                                                                equal to
                                                                5.00 to 1
                              --------------------------------------------------
                               C       .50%               C     Less than
                                                                5.00 to 1
                                                                and
                                                                greater
                                                                than or
                                                                equal to
                                                                4.50 to 1
                              --------------------------------------------------
                               D      .375%               D     Less than
                                                                4.50 to 1
                                                                and
                                                                greater
                                                                than or
                                                                equal to
                                                                3.75 to 1
                              --------------------------------------------------
                               E      .375%               E     Less than
                                                                3.75 to 1
                                                                and
                                                                greater
                                                                than or
                                                                equal to
                                                                3.0 to 1
                              --------------------------------------------------
                               F       .30%               F     Less than
                                                                3.00 to 1
                                                                and
                                                                greater
                                                                than or
                                                                equal to
                                                                1.50 to 1
                              --------------------------------------------------
                               G       .25%               G     Less than
                                                                1.50 to 1
                              --------------------------------------------------

                  (c) Upfront Commitment Fee. On the Closing Date, the Borrower shall pay to the Agent, for the account of the Banks (pro-rata in accordance with their respective Credit Exposures), an upfront commitment fee in the amount of $200,000.

                  (d) Computation of Interest. In computing interest on any Loan, the date of the making of the Loan or the first day of a Rate Period, as the case may be, shall be included and the date of payment or the expiration date of a Rate Period, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  (f) Usury. In the event the rates of interest provided for in
Section 2.03 above or either of them are finally determined by any Official Body to exceed the maximum rate of interest permitted by applicable usury or similar Laws, their or its application will be suspended and there will be charged instead the maximum rate of interest permitted by such Laws.

         2.18 Interest Payment Dates. Accrued interest on any Prime Rate Portion will be due and payable on the first Business Day of each month in arrears. Interest on each Rate Segment of the Euro Rate Portion shall be due and payable on the last day of the corresponding Rate Period, provided that if the Rate Period is greater than 3 months, then interest shall be due and payable on the first Business Day of the fourth month of such Rate Period and on the last day of the Rate Period. After maturity of any part of the Loans (at maturity, by acceleration or otherwise), interest on such part of the Loans will be due and payable on demand.

         2.19 Payments. All payments to be made in respect of principal, interest, fees or other amounts due from the Borrower under this Agreement or under the Notes are payable at or prior to 12:00 noon, Pittsburgh time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action for the payments will accrue immediately. All such payments must be made to the Agent at its Office in U.S. dollars and in funds immediately available at such Office, without setoff, counterclaim or other deduction of any nature. All such payments shall be applied at the option of the Banks to accrued and unpaid interest, outstanding principal and other sums due under this Agreement in such order as the Banks, in their sole discretion, shall elect. On the day when any such payment shall be due, the Agent may, but shall not be obligated to, deduct the amount of such payment from any deposit account maintained by the Borrower from which such payment is owed with the Agent.

         2.20 Letters of Credit. Subject to the written request of the Borrower (which shall be made at least three (3) Business Days prior to the date, which shall be a Business Day, on which a Letter of Credit is proposed to be issued)(each such request, being referred to herein as a "Request for Letter of Credit Issuance") and pursuant to the Agent's standard form of letter of credit application duly executed by the Borrower, the Agent shall issue (such agreement being herein called the "Letter of Credit Commitment") one or more Letters of Credit ("Letters of Credit") for the account of the Borrower or any Eligible

Subsidiary at any time and from time to time prior to the Expiration Date in an aggregate face amount at any time outstanding not exceeding Five Million Dollars ($5,000,000)(the "Letter of Credit Sublimit"). Each Request for Letter of Credit Issuance shall be given no later than 11:00 a.m., Pittsburgh time, and shall be in such form as the Agent may require, signed by an officer of the Borrower, and shall state: (a) the date (which shall be a Business Day) on which the Letter of Credit is to be issued; (b) the face amount of the Letter of Credit which is to be issued; (c) the purpose for the issuance of the Letter of Credit and the person or entity that is to be the beneficiary of the Letter of Credit; and (d) the date which is to be expiration date of the Letter of Credit. Each Request for Letter of Credit Issuance shall be irrevocable and shall be sent to the Agent by (i) telecopier (which shall be effective when received), or by (ii) overnight courier (which shall be effective when received), or by (iii) hand delivery, first class or first class express mail (which shall be effective when received), in all cases with charges prepaid. The Agent shall promptly (which in any event shall be at least one (1) Business Day prior to the date of the issuance of the Letter of Credit) give telecopied or telexed notice or telephoned notice confirmed in writing to each Bank of its percentage share of the Letter of Credit to be issued (which shall be each Bank's pro-rata portion of the aggregate total of all Credit Exposures), together with a copy of each Request for Letter of Credit Issuance. Each Request for Letter of Credit Issuance and each issuance of the Letter of Credit requested thereby shall constitute a certification by the Borrower that the representations and warranties contained in Article III are true and correct in all material respects (subject, in any event, to such matters as may be disclosed to and agreed to by the Banks in writing) on the date of such Request for Letter of Credit Issuance or such issuance, as the case may be. All Letters of Credit issued by the Agent pursuant to this Agreement will be subject to the provisions of the UCP. The aggregate face amount of outstanding Letters of Credit, as the same may be changed from time to time by amendment or otherwise pursuant to the terms thereof, shall be charged against the Revolving Credit Commitment. In no event shall the Borrower request the issuance of a Letter of Credit if the face amount of such Letter of Credit when taken together with the face amount of all other issued and outstanding Letters of Credit and unreimbursed draws on Letters of Credit exceeds the Letter of Credit Sublimit. Letters of Credit shall be issued only for (i) the account of the Borrower or the Eligible Subsidiaries, and (ii) for the purpose of securing obligations of the Eligible Subsidiaries in the ordinary course of their coal related businesses, and (C) such other purposes as are approved by the Banks.

                  (b) Letter of Credit Fees. Upon the issuance of a Letter of Credit, Borrower agrees to pay to Agent, for its own account, from time to time any issuance, amendment and payment fees, at the Agent's standard rates (schedules of which have been provided to Borrower), in respect of Letters of Credit. Borrower agrees that upon the issuance of a Letter of Credit, the Borrower shall pay to the Agent, for the account of the Banks, a commission per annum equal to the Applicable Basis Points then applicable to the Euro-Rate Portion of the Loans less one-half of one percent (0.50%) per annum based upon the amount of the Letter of Credit outstanding. Such letter of credit commission shall be payable on the last Business Day of each calendar quarter during which any Letter of Credit is outstanding, and on the last date on which any Letter of Credit issued hereunder expires, in each case for the preceding period for which such fee has not been paid. Such letter of credit commission shall change effective with each change in the Applicable Basis Points which are applicable to the Euro-Rate Portion of the Loans. The Agent shall apportion the letter of credit commission amongst the Banks according to each Bank's percentage of the total of the Credit Exposures.

                  (c) Payments with Respect to Letters of Credit. The honor by Agent of a Letter of Credit shall constitute a Revolving Credit Loan as long as such a Revolving Credit Loan could be made within the Revolving Credit Commitment and at the time of the honor unless Borrower shall reimburse the Agent for any amounts drawn on a Letter of Credit on the date of the draw. If a Revolving Credit Loan could not be made within the Revolving Credit Commitment, Borrower shall reimburse the Agent, for the account of the Banks, forthwith and otherwise in accordance with the terms of any related Application and Agreement or reimbursement or other like agreement, for any payment made by Agent under a Letter of Credit issued for the benefit of Borrower. Any such reimbursement to the Agent shall be made absolutely and unconditionally and without any set-off, counterclaim or reduction and free and clear of any withholding or similar taxes other than any tax, levy, impost or duty based, in whole or in part, upon the income, revenues or operations of the Agent or the Banks. Borrower shall pay to the Agent, for the account of the Banks, interest on any unreimbursed portion of each such payment made by the Agent from the date of such payment by the Agent until reimbursement in full therefore at a rate per annum equal to two percent (2%) above the Prime Rate Option from time to time.

                  (d) Additional Understandings Regarding Letters of Credit. In order to induce the Agent to issue the Letters of Credit:

         (1)
                           (i) the Borrower agrees that neither the Agent nor the Banks shall be responsible or liable for, and the obligation of the Borrower to reimburse the Agent or the Banks for any payment made by the Agent or the Banks under or in respect of any Letter of Credit shall not be affected by (A) the validity, enforceability or genuineness of any instrument or document (or any endorsement thereof) presented under any Letter of Credit which, upon examination by the Agent and in the absence of gross negligence or willful misconduct, appears on its face to be substantially in accordance with the terms and conditions of such Letter of Credit, even if such instrument or document (or such endorsement) is proven to be invalid, unenforceable, fraudulent or forged, or (B) any dispute, claim, set-off, recoupment, defense or other right or remedy which the Borrower may have at any time against any beneficiary, transferee, the Agent, the Banks, or any other person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transactions;

                           (ii) the Borrower agrees that drawings under any Letter of Credit issued hereunder may be made only upon presentation of documents required by the terms of the Letter of Credit issued, which may include an appropriate sight draft and certificates required under such Letter of Credit to be submitted to the Agent in connection with a drawing; the Agent shall use its best efforts to provide the Borrower with notice of any drawings contemporaneous with such drawings and will give the Borrower notice of any drawings promptly but no later than one
         (1) Business Day following the drawing;

                           (iii) the Borrower agrees that no Letter of Credit shall have an expiry date later than the earlier of (i) one year from the date such Letter of Credit was issued, or (ii) the Expiration Date; and

                           (iv) neither the Agent nor the Banks shall have any duty to investigate allegations of fraud or improper drawing prior to permitting any drawing under any Letter of Credit.

         (2)
                           (i) Funding. If at any time the Agent honors a draft drawn under a Letter of Credit in accordance with the terms of such Letter of Credit and is not reimbursed therefor on the same Business Day, the Agent shall promptly notify each other Bank of such payment. Forthwith upon and not later than one Business Day after its receipt of such notice, each other Bank shall transfer to the Agent, in immediately available funds, an amount equal to such Bank's percentage share of such payment (which shall be each Bank's pro-rata portion of the aggregate total of all Credit Exposures). If any Bank shall fail to so transfer to the Agent its percentage of any unreimbursed payment made by the Agent on account of any Letter of Credit, such Bank shall pay to the Agent interest on its Percentage Share of such unreimbursed payment from the date of such Bank's receipt of such notice from the Agent until payment by such Bank of such Percentage Share in full at a rate per annum for each day equal to the Federal Funds Effective Rate for such day, such interest rate to change automatically from time to time effective as of the date of each change in the Federal Funds Effective Rate.

                           (ii) Pro Rata Treatment of Payments. If at any time after the Agent has made a payment on account of any Letter of Credit and has received from a Bank such Bank's portion of such payment, the Agent shall hold any reimbursement (in whole or in part) for such payment and any other amount received from the Borrower in respect of such payment (but excluding any funds received by the Agent from any other Bank pursuant to this subsection (ii) of this Section 2.20(d)(2)), any documents evidencing the right to reimbursement for such payment, and any security therefor for the pro rata benefit of the Agent and any other Bank from whom the Agent has received such Bank's portion of such payment and shall forthwith transfer to such other Bank such other Bank's applicable percentage of such reimbursement or other amount; provided, however, that in the event that the receipt by the Agent of such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under the Bankruptcy Code or is otherwise required to be returned pursuant to a final order of a court of competent jurisdiction, such other Bank shall, upon demand therefor by the Agent, return to the Agent any portion thereof previously transferred by the Agent to such other Bank.

                           (iii) Participating Interests in Letters of Credit. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, effective as of the date hereof in the case of outstanding Letters of Credit and effective as of the date of issuance of other Letters of Credit, the Agent agrees to allot and does allot, and each Bank severally and irrevocably agrees to take and does take, such Bank's respective percentage share (which shall be each Bank's pro-rata portion of the aggregate total of all Credit Exposures) of each such Letter of Credit.

         Within five Business Days after the issuance of any Letter of Credit by the Agent under this Agreement, the Agent shall send to each Bank a copy of the Letter of Credit issued and the application for issuance of the Letter of Credit.

                           Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any document to be delivered in connection herewith or therewith, the Borrower acknowledges and agrees that all rights of the Agent under any application agreement with respect to any Letter of Credit shall inure to the benefit of each Bank to the extent of its percentage share in the Letter of Credit as fully as if such Bank was a party to such application agreement.

                  (e) Cash Collateral for Letters of Credit. In the event that any Letter of Credit shall (i) have an expiry date later than the Expiration Date, or (ii) remain outstanding during the continuance of an Event of Default or after the Loans shall have matured and become due and payable (whether pursuant to demand, acceleration or otherwise), upon the request of the Agent or the Banks (which in the case of Letters of Credit having an expiry date later than the Expiration Date, shall be made no sooner than thirty (30) days prior to the Expiration Date), the Borrower shall immediately deposit funds with the Agent in an amount equal to one hundred five percent (105%) of the aggregate face or stated amount of Letters of Credit at that time outstanding (less any draws under the Letters of Credit which have been reimbursed by the Borrower) to be held by the Agent, for the benefit of the Banks, as additional collateral to reimburse the Agent and the Banks for any draws under such Letters of Credit for so long as and to the extent such Letters of Credit remain outstanding. In the event that the Borrower does not immediately deposit funds with the Agent as provided above, the Banks shall be entitled to advance proceeds of the Revolving Credit Loans and deposit such funds with the Agent to be held as provided in this subsection (e) of Section 2.20, which shall be deemed to be advances of the Revolving Credit Loans made by the Borrower pursuant to Section 2.01 of this Agreement.

         2.21 Termination. The revolving credit facility made available to Borrower under Section 2.01 of this Agreement is terminable by the Banks at their discretion upon the occurrence of an Event of Default under this Agreement. The Revolving Credit Loans made available to Borrower under this Agreement will automatically terminate on the Expiration Date (or the expiration date of any subsequent renewal period) unless (i) the Agent receive written notice from Borrower not more than one hundred and twenty (120) nor less than ninety (90) days prior to the Expiration Date (or the expiration date of any subsequent renewal period) that the Borrower request that the Revolving

Credit Loans be renewed for an additional period or periods, and (ii) the Banks notify Borrower within sixty (60) days after receipt of the Borrower's notice and all information, including financial statements that the Banks request in connection with such renewal request, that the Banks are willing to renew the revolving credit facility for an additional period, subject to the absence of any Event of Default and subject to such terms and conditions as the Banks shall require. Notwithstanding the foregoing, Borrower shall have the right to request that the Banks extend the Revolving Credit Loans on an annual basis one year in advance of the Expiration Date and Banks will review the extension request as provided for in this Section 2.21. If the Banks (but less than all of the Banks) determine to extend the Expiration Date, the Agent will use its best efforts to either (x) find another lender or lenders to commit to the percentage share of the Revolving Credit Loans which Banks have not agreed to extend on the same terms and conditions as the Banks which have elected to extend the Expiration Date or (y) reallocate the percentage share of the Revolving Credit Loans of the Banks which have not elected to extend the Expiration Date amongst the Banks which have elected to extend the Expiration Date, at the sole discretion of the Banks. If the Agent is unable to either find additional lenders or obtain agreement amongst the Banks which have elected to extend the Expiration Date to reallocate amongst themselves the percentage share of the Revolving Credit Loans of the Banks which have not elected to extend the Expiration Date, the Banks may offer to reduce the Revolving Credit Commitment to an amount equal to the amount of the commitments to make the Revolving Credit Loans of the Banks which have elected to extend the Expiration Date. In the event the Revolving Credit Loans are terminated for any reason, the outstanding balance of the Revolving Credit Loans together with any accrued and unpaid interest thereon and any other sums due pursuant to the terms of this Agreement, the Notes, the other Loan Documents and any other agreement, instrument, or document or undertaking arising under or in connection with this Agreement shall be due and payable immediately; provided, however, that any Letter of Credit outstanding on the effective date of such termination may remain outstanding until its maturity or expiration date if the Banks shall have received indemnification for, and collateral securing, any such outstanding Letter of Credit in form, substance and amount satisfactory to the Banks, as provided in subsection (e) of Section 2.20 of this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Banks and the Agent that:

                  3.01 Organization and Qualification. The Borrower and each of the Sureties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Borrower and each of the Sureties is duly qualified or licensed to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification or licensing necessary except for such jurisdictions where the failure to be so qualified or licensed will not have a Material Adverse Effect upon the financial condition, business or operations of the Borrower or the Surety in question, or prevent the enforcement of material contracts entered into. Schedule 3.01 to this Agreement states as of the Closing Date the jurisdiction of incorporation of the Borrower and each of the Sureties and the jurisdiction in which the Borrower and each of the Sureties is qualified to do business as a foreign corporation.

                  3.02 Power to Carry on Business; Licenses. The Borrower and each of the Sureties has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted in all material respects. The Borrower and each of the Sureties has all licenses, permits, consents and governmental approvals or authorizations necessary to carry on its business as now conducted in all material respects.

                  3.03 Authority and Authorization. The Borrower has corporate power and authority to execute and deliver this Agreement, the Notes, the Security Agreements and the other Loan Documents to which the Borrower is a party, to make the borrowings provided for in this Agreement, to execute and deliver the Notes in evidence of such borrowings and to perform its obligations under this Agreement, the Notes, the Security Agreements and the other Loan Documents. Each of the Sureties has corporate power and authority to execute and deliver each of the Loan Documents to which such Surety is a party, including, without limitation, each Surety's respective Suretyship Agreement, Subsidiary Note, Subsidiary Security Agreement and Subsidiary Deed of Trust, as the case may be, and to perform its obligations thereunder. All such action has been duly and validly authorized by all necessary corporate proceedings on the part of the Borrower and on the part of each of the Sureties.

                  3.04 Execution and Binding Effect. This Agreement, the Notes, the Security Agreements and the other Loan Documents have been duly and validly executed and delivered by the Borrower and the Sureties, as the case may be, and each such document or agreement constitutes a legal, valid and binding obligation of the Borrower and the Sureties, as the case may be, enforceable in accordance with its terms except as the enforceability of such document or agreement may be limited by bankruptcy, insolvency, general principals of equity or other laws of general application relating to or affecting the enforcement of creditors' rights generally.

                  3.05 Absence of Conflicts. Neither the execution and delivery of this Agreement, the Notes, the Security Agreements or the other Loan Documents, nor the consummation of the transactions contemplated in any of them, nor the performance of or compliance with their terms and conditions will (a) violate any Law, (b) conflict with or result in a breach of or a default under the certificate of incorporation or by-laws of any of the Borrower or any of the Sureties or any agreement or instrument to which the Borrower or any of the Sureties is a party or by which the Borrower or any of the Sureties or any of their properties (now owned or acquired in the future) may be subject or bound, the effect of which would have a Material Adverse Effect, or (c) result in the creation or imposition of any material Lien upon any property (now owned or acquired in the future) of the Borrower or any of the Sureties, except as contemplated by the provisions of this Agreement.

                  3.06 Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary in connection with the execution and delivery of this Agreement, the Notes, the Security Agreements or the other Loan Documents or Related Documents, the consummation of the transactions contemplated in any of them, or the performance of or compliance with the terms and conditions of this Agreement, the Notes, the Security Agreements or the other Loan Documents, except as contemplated by the provisions of this Agreement or as has already been obtained and which remains in effect.

                  3.07 Ownership and Control. (a) Schedule 3.01 to this Agreement states the authorized capitalization of the Borrower and each of the Sureties (including capital stock of the Borrower and each of the Sureties held in Treasury), the number of shares of each class of capital stock issued and outstanding of the Borrower and each of the Sureties and the number and percentage of outstanding shares of each such class of capital stock and the names of the record and beneficial owners of such shares. The outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Schedule 3.01 to this

Agreement describes all outstanding options, rights and warrants issued by the Borrower and each of the Sureties for the acquisition of shares of the capital stock of the Borrower and each of the Sureties, as the case may be, all outstanding securities or obligations convertible into such shares and all agreements by the Borrower and each of the Sureties, or any of them, to issue or sell such shares. Schedule 3.01 to this Agreement describes all options, sale agreements, pledges, proxies, voting trusts, powers of attorney and other agreements or instruments binding upon any of its shareholders with respect to beneficial or record ownership of or voting rights with respect to shares of the capital stock of the Borrower and each of the Sureties.

                  3.08 Responsible Officers and Directors of the Borrower and the Sureties. Schedule 3.01 to this Agreement states the Responsible Officers and the directors of the Borrower and the Sureties.

                  3.09 Subsidiaries. Except as set forth on Schedule 3.01 to this Agreement, neither the Borrower nor any Surety has any Subsidiaries.

                  3.10 Business. Schedule 3.10 to this Agreement describes the business of the Borrower, the Sureties and each of their Subsidiaries and Affiliates as presently conducted and presently planned to be conducted in all material respects.

                  3.11 Title to Property. (a) The Borrower and each of the Sureties has good and marketable title to all real property and all other Property purported to be owned by it which is material to the operations, activities or business of the Borrower and its Consolidated Subsidiaries, including that reflected in the most recent audited balance sheet referred to in
Section 3.12(a) of this Agreement or submitted pursuant to Section 5.01(a) of this Agreement (except as sold or otherwise disposed of in the ordinary course of business), subject only to Liens not forbidden by Section 6.01 of this Agreement.

                           (b) The Deeds of Trust and the Mortgages include
legal descriptions of, or references to, all fee and all material leasehold interests in real property and mineral rights located in West Virginia, Kentucky or South Carolina held by the Borrower or the Eligible Subsidiaries. The Borrower does not, however, hereby warrant the adequacy of the legal descriptions of the fee and leasehold interests contained in the Deeds of Trust and the Mortgages which are not either (i) currently being mined or are part of the ten year mining plan of the Borrower and its Consolidated Subsidiaries, or
(ii) upon which are located operations, structures or activities which are material to the operations of the business of the Borrower and its Consolidated Subsidiaries.

                  3.12  Financial Statements; Projections.

                           (a) The Borrower has delivered to the Agent an
audited consolidated balance sheet and related statements of income and retained earnings and cash flow of Borrower and its Consolidated Subsidiaries for the fiscal years ended December 31, 1997 and December 31, 1996, as audited and certified without qualification by Price Waterhouse LLP. Such financial statements (including the notes) present fairly the financial condition of Borrower and its Consolidated Subsidiaries as of the end of such fiscal periods and the results of their operations and the changes in financial position for the fiscal periods then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal periods.

                           (b) Borrower has delivered to the Agent internally
prepared unaudited consolidated and consolidating balance sheets and related statements of income and retained earnings of Borrower and its Consolidated Subsidiaries for the period ended March 31, 1998. Such unaudited financial statements present fairly the financial condition of Borrower and its Consolidated Subsidiaries as of the end of such periods and the results of their operations for the periods then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal periods, subject to year-end adjustments.

                           (c) Borrower has delivered to the Agent projections
(the "Projections") covering the fiscal years ending 1998 through 2002 for the Borrower and its Consolidated Subsidiaries. The Projections were prepared by Borrower and are based on all information known to the Borrower as of the date of the Projections and the Closing Date and represent the good faith estimate of the Borrower regarding the course of the Borrower's business for the periods covered by such projections. The Borrower believes that the assumptions set forth in the Projections are reasonable based on economic conditions as of the date of the Projections and the Closing Date.

                  3.13 Taxes. All tax returns required to be filed by the Borrower and the Sureties have been timely and properly prepared, executed and filed or appropriate lawful extensions have been filed. All payroll taxes and all other material taxes, assessments, fees and other governmental charges upon the Borrower, the Sureties, or upon any of their properties, income, sales or franchises which are due and payable have been paid. The reserves and provisions for taxes on the books of the Borrower and each of the Sureties are adequate for all open years and for its current fiscal period. Except as described in
Schedule 3.13 to this Agreement, the Borrower has no knowledge or any basis for knowledge of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).


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



                3.14 Litigation. Except as described in Schedule
3.14 to this Agreement, there is no pending or, to the knowledge of the Borrower, threatened action, suit or proceeding by or before any Official Body against or affecting any of the Borrower or any of the Sureties, at law or equity, which if adversely decided could reasonably be expected to have a Material Adverse Effect.

                  3.15 Compliance with Laws. Neither the Borrower nor any of the Sureties or any of their Subsidiaries or Affiliates is in violation of or subject to any material direct or contingent liability on account of any Law except for such violations which would not have a Material Adverse Effect.

                  3.16 ERISA Compliance. (a) The Borrower and the Consolidated Subsidiaries maintain only the Plans described on Schedule 3.16 hereto; (b) each Plan has been funded in accordance with its terms and, when applicable, with the minimum funding standards of Part Three of Title I of ERISA; (c) each Plan has been maintained in accordance with its terms and with all provisions of ERISA applicable thereto in all material respects; (d) none of the Plans is a Defined Benefit Plan; (e) neither the Borrower nor any Surety has any liability with respect to any Defined Benefit Plan which was previously maintained by any of the Consolidated Subsidiaries or multiemployer plan from which any of the Consolidated Subsidiaries have withdrawn; (f) there have been no Prohibited Transactions which would subject the Borrower or any Surety to any liability or tax which may be imposed by Section 4975 of the Code and which would have a Material Adverse Effect; (g) except as disclosed on Schedule 3.16, neither the Borrower nor any Surety maintains any Welfare Benefit Plan, fund or arrangement, whether under contract, verbal commitment or gratuitously which provides for health benefits or life insurance benefits for retirees of the Borrower or any Surety and their beneficiaries; (h) no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan; (i) no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been incurred with respect to any Plan, other than for premiums due and payable; (j) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and there exists no intent to terminate or institute proceedings to terminate any Plan;
(k) no withdrawal, either complete or partial, has occurred or commenced with respect to any multi-employer Plan, and there exists no intent to withdraw either completely or partially from any multi-employer Plan; and (l) there has been no cessation of, and there is no intent to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan.

                  3.17 Patents, Licenses, Franchises. The Borrower and the Sureties own or possess all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Borrower's properties and the Sureties' properties, as the case may be, and to carry on their respective businesses as presently conducted and presently planned to be conducted without conflict with the rights of others. No patent, trademark, service mark, trade name, copyright, license, franchise or permit or right with respect to the foregoing is of material importance to the business of the Borrower or the Sureties, and there is no reason to anticipate any material liability to the Borrower or the Sureties in respect of any claim of infringement of any kind.

                  3.18 Environmental Matters.

                           (a) Neither the Borrower nor any of the Sureties or
any of their Subsidiaries or Affiliates, is in violation of or has received any notices of violation of The Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, The Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, The Clean Water Act, The Toxic Substances Control Act or The Clean Air Act or any rule or regulation promulgated pursuant to any of the foregoing statutes, or any other federal, state or local environmental law, statute, rule, regulation or ordinance applicable to the Borrower, the Sureties, their Affiliates or their properties (all of the foregoing are sometimes collectively referred to in this Section 3.18 as the "Environmental Laws"), the effect of which could reasonably be expected to have a Material Adverse Effect.

                           (b) Neither the Borrower nor any of the Sureties or
any of their Subsidiaries or Affiliates, directors, officers, employees, agents or independent contractors has arranged, by contract, agreement or otherwise,
(i) for the disposal or treatment of, or (ii) with a transporter for the transport for disposal or treatment of, any hazardous substance (as defined by CERCLA, as amended), owned, used or possessed by the Borrower or any of the Sureties or any of their Affiliates, at any location identified by the EPA on the National Priorities List, 40 C.F.R. Part 300, (or proposed by the EPA in the Federal Register for listing on such National Priorities List) or identified under any corresponding state statute or regulation concerning cleanup of waste disposal sites (a "State Superfund Law"), or at any other location, other than hazardous waste or substances generated from substances used in the Borrower's or Surety's business, which is controlled, stored and disposed of in material compliance with all Environmental Laws;

                           (c) To the knowledge of the Borrower, no predecessor
(as defined by CERCLA, as amended) of Borrower, any Surety or any Subsidiary or Affiliate has arranged by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for transport for the disposal or treatment of, any hazardous substance (as defined by CERCLA, as amended), owned, used or possessed by any Predecessor at any location, other than hazardous waste or substances generated from substances used in such predecessor's business, which was controlled, stored and disposed of in material compliance with all Environmental Laws;

                           (d) Neither the Borrower nor any of the Sureties or
any of their Subsidiaries or Affiliates, are "owners" or "operators" of a "facility", as defined by CERCLA, as amended, or any State Superfund Law; and

                           (e) Neither the Borrower nor any of the Sureties or
any of their Subsidiaries or Affiliates "owned" or "operated" any "facility" at the time any hazardous substances were disposed of within the meaning of CERCLA, as amended, or any State Superfund Law.

                  3.19 Margin Stock. The Borrower will not make any borrowing under this Agreement and will not permit any Eligible Subsidiary to reborrow proceeds of the Revolving Credit Loans, for the purpose of buying or carrying any "margin stock", as such term is used in Regulation U and related regulations of the Board of Governors of the Federal Reserve System, as amended from time to time. Neither the Borrower nor any Surety owns any "margin stock." Neither the Borrower nor any Surety is engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing under this Agreement will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

                  3.20 No Event of Default; Compliance with Agreements. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. Neither the Borrower nor any Surety is
(i) in violation of any term of any charter instrument or bylaw or (ii) in default under any agreement, lease or instrument to which such entity is a party or by which it or any of its properties (now owned or acquired in the future) may be subject or bound which default could reasonably be expected to have a Material Adverse Effect.

                  3.21 No Material Adverse Change. Since December 31, 1997, there has been no material adverse change in the assets, liabilities, the results of operations or the financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, and there has been no material adverse change in the business prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole.

                  3.22 Accurate and Complete Disclosure. No representation or warranty made by the Borrower or any Surety under this Agreement, the Notes, the Security Agreements or the other Loan Documents and no statement made by the Borrower or any Surety in any financial statement (furnished pursuant to Sections 3.12 or 5.01 or otherwise), certificate, report, exhibit or document furnished by the Borrower to the Agent or the Banks pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

                  3.23 Security Interest. Except as described in Schedule 3.23 to this Agreement, the security interest in the Collateral granted to the Agent pursuant to the Security Agreements and the Subsidiary Security Agreements upon the filing of financing statements (i) constitutes and will continue to constitute a perfected security interest under the Code entitled to all of the rights, benefits and priorities provided by the Code and (ii) except as otherwise permitted under Section 6.01 of this Agreement, is and will continue to be superior and prior to the rights of all third parties existing on the date of this Agreement or arising after the date of this Agreement whether by lien or otherwise, to the full extent provided by Law. All such action as is necessary or advisable to establish such rights of the Agent and the Banks have been taken or will be taken at or prior to the time required for such purpose and there will be upon execution and delivery of the Loan Documents no necessity of any further action in order to preserve, protect and continue such rights except the filing of continuation statements with respect to such financing statements within six months prior to each five year anniversary of the filing of such financing statements and continued possession by the Agent and the Banks of the collateral delivered to them. All filing fees and other expenses in connection with each such action shall be paid by the Borrower and the Agent and the Banks shall be reimbursed by the Borrower for any such fees and expenses incurred by the Agent or the Banks.

                  3.24 Deed of Trust and Mortgage Liens. The deed of trust and mortgage liens granted to the Agent pursuant to the Deeds of Trust, Mortgages and the Subsidiary Deeds of Trust and Subsidiary Mortgages will be superior and prior to the rights of all third persons existing on the date of their execution and delivery or thereafter arising by way of lien or otherwise to the full extent provided by law upon the recording of such deeds of trust and mortgages in the appropriate recording offices, except as may otherwise be permitted under
Section 6.01 of this Agreement. All such action as is necessary to establish the deed of trust and mortgage liens of the Agent and their priority as described in the preceding sentence will have been taken, and there will be as of the date of recording of such deeds of trust and mortgages no necessity for any further action in order to protect, preserve and continue the mortgage liens and such priority. All recording fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                  3.25 Coal Purchase and Coal Supply Agreements; Contract Mining Agreements and Leases. The Borrower has furnished to the Agent true and correct copies of the Coal Purchase Agreements, the Coal Supply Agreements, the Contract Mining Agreements, the documents and agreements specifically identified in the Collateral Assignment of Operating Agreements and the leases and other instruments referred to in the Assignment of Leases and Royalties together with all exhibits, amendments, modifications and attachments thereto (the "Material Agreements"). The Material Agreements are the valid and subsisting agreements of the Borrower or Surety named therein and are in full force and effect, and have been validly executed by such party and constitute valid agreements, enforceable in accordance with their terms, except as the enforceability of such document or agreement may be limited by bankruptcy, insolvency, general principals of equity or other laws of general application relating to or affecting the enforcement of creditors' rights generally. There exists no default nor any circumstance which, after notice or lapse of time or both would constitute a default, nor any claim of default on the part of any party to any Material Agreement and there exists no lien, set-off or claim or other impairment of the validity or enforceability of any such agreements. The Material Agreements constitute the entire agreement between and among the Borrower or the Surety named therein and the other parties thereto with respect to the transactions that are the subject matter of such agreements, and there are no other agreements with respect to such matters.

                  3.26 Senior Notes. The issuance of the Senior Notes has occurred and the Borrower has received gross proceeds from the issuance of the Senior Notes of $99,216,000. The Senior Note Documents are the valid and subsisting agreements of the Borrower and are in full force and effect, and have been validly executed by the Borrower and constitute valid agreements, enforceable in accordance with their terms. There exists no default nor any circumstance which, after notice or lapse of time or both would constitute a default, nor any claim of default on the part of any party to the Senior Note Documents. The Senior Note Documents constitute the entire agreement between and among the Borrower and the other parties thereto with respect to the transactions that are the subject matter of such agreements, and there are no other agreements with respect to such matters.

                  3.27 Labor Agreements. Except as described in Schedule 3.27 to this Agreement, neither the Borrower nor any of its Consolidated Subsidiaries is a party to any union or labor workforce agreement with any organized labor organization or the employees of the Borrower or any Consolidated Subsidiary.

                  3.28 Solvency. After the making of the Loans and the relending of any proceeds of the Loans to the Eligible Subsidiaries, the Borrower and each Eligible Subsidiary (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property having a value both at fair valuation and at fair saleable value in the ordinary course of the Borrower's or the Eligible Subsidiary's respective business greater than the amount required to pay its debts as they become due. Neither the Borrower nor any Eligible Subsidiary will be rendered insolvent by the execution and delivery of this Agreement, the borrowing hereunder and/or the consummation of any transactions contemplated herein.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  The obligation of the Banks to make any Loan is subject to the accuracy as of the Closing Date of the representations and warranties contained in this Agreement and the other Loan Documents, to the performance by the Borrower of its obligations to be performed under this Agreement and under the other Loan Documents on or before the date of such Loan and to the satisfaction of the following further conditions:

                  4.01 Representations and Warranties; Events of Default and Potential Defaults. The representations and warranties contained in Article III shall be true and correct on and as of the date of each Loan with the same effect as though made on and as of each such date. On the Closing Date, the Borrower shall have delivered a Certificate to that effect signed by a Responsible Officer of the Borrower. On the date of each Loan, no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan to be made on such date.

                  4.02 Proceedings and Incumbency. On the Closing Date, the Borrower and each of the Sureties shall have delivered to the Agent a certificate, in form and substance satisfactory to the Agent, dated the Closing Date and signed on behalf of the Borrower and each of the Sureties, as the case may be, by the Secretary of the Borrower or Surety, certifying as to (a) true copies of the Articles or Certificate of Incorporation and bylaws or code of regulations of the Borrower or Surety and any shareholders agreement concerning the Borrower or Surety, all as in effect on such date, (b) true copies of all corporate action taken by the Borrower and each of the Sureties relative to this Agreement, the Notes, the Security Agreements and the other Loan Documents, including but not limited to that described in Section 3.03 of this Agreement, and (c) the names, true signatures and incumbency of the officers of the Borrower and each of the Sureties authorized to execute and deliver this Agreement, the Notes, the Security Agreements and the other Loan Documents to which the Borrower or Surety is a party. The Agent may conclusively rely on each such certificate unless and until a later certificate revising the prior certificate has been received by the Agent.

                  4.03 Opinion of Counsel. On the Closing Date, there shall have been delivered to the Agent written opinions, dated the Closing Date, of Buchanan Ingersoll Professional Corporation, counsel to the Borrower and the Sureties and Wyatt, Tarrant & Combs, Kentucky and Tennessee counsel to the Borrower and Sureties, Bowles, Rice, McDavid, Graff & Love, West Virginia


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



counsel to the Borrower and the Sureties, Liskow & Lewis, a Professional Law Corporation, Louisiana counsel to the Banks and The McNair Law Firm, South Carolina counsel to Pen Cotton, in substantially the form attached as Exhibits "E-1", "E-2", "E-3", E-4" and "E-5" to this Agreement.

                  4.04 Agreement and Notes. On the Closing Date, this Agreement and the Revolving Credit Notes of Borrower satisfactory in terms, form and substance to the Agent and the Banks, shall have been executed and delivered by the Borrower, as the case may be, to the Agent.

                  4.05 Security Agreements and Deeds of Trust and Mortgages . On the Closing Date, the Security Agreements and Deeds of Trust and Mortgages or amendments to the same (which will include amendments to reflect the amendment and restatement of this Agreement and the inclusion of any Property which has not been previously described in a Deed of Trust or a Mortgage, a Lien in which can be perfected by the filing of a Deed of Trust or Mortgage), as the case may be, satisfactory in terms, form and substance to the Agent, shall have been executed and delivered by the Borrower and the Sureties to the Agent and shall be in effect.

                  4.06 UCC Financing Statements. On or before the Closing Date, all UCC-1 financing statements and UCC-3 financing statement amendments (to reflect the amendment of the secured party and the release of the Mobile Equipment from the Lien of the Security Agreements) to be filed pursuant to the Security Agreements and the other Loan Documents shall have been duly executed and delivered and shall be in effect.

                  4.07 Hazardous Waste Agreement. On the Closing Date, the Hazardous Waste Certificate and Indemnity Agreement, satisfactory in terms, form and substance to the Agent, shall have been executed and delivered by the Borrower and the Sureties to the Agent.

                  4.08 Suretyship Agreements. On the Closing Date, the Suretyship Agreements, satisfactory in terms, form and substance to the Agent, shall have been executed and delivered by each of the Sureties to the Agent.

                  4.09 Pledge Agreements. On the Closing Date, the Pledge Agreements and stock powers executed by Borrower, satisfactory in terms, form and substance to the Agent, together with the stock certificates of all issued and outstanding stock of Pen Coal, Elk Horn, River Marine, Pen Cotton, Pen Cotton Company, Pen Hardwood and Marine Terminals and any other Active Subsidiaries of the Borrower or any of its Subsidiaries, delivered by Borrower (or any Subsidiary of Borrower which owns capital stock of an Active Subsidiary) to the Agent.

                  4.10 Collateral Assignment of Coal Purchase Agreements. On the Closing Date, the Collateral Assignment of Coal Purchase Agreement, satisfactory in terms, form and substance to the Agent shall have been executed by Pen Coal and Elk Horn and any other Eligible Subsidiaries which are party to any Coal Purchase Agreements, respectively, and delivered to the Agent.

                  4.11 Collateral Assignment of Contract Mining Agreements. On the Closing Date, the Collateral Assignment of Contract Mining Agreements, satisfactory in terms, form and substance to the Agent shall have been executed by Pen Coal and Elk Horn and any other Eligible Subsidiaries which are party to any Contract Mining Agreements, respectively, and delivered to the Agent.

                  4.12 Collateral Assignment of Operating Agreements. On the Closing Date, the Collateral Assignment of Operating Agreements, satisfactory on terms, form and substance to the Agent shall have been executed by the Borrower and Sureties and delivered to the Agent.

                  4.13 Assignment of Leases and Royalties. On the Closing Date, the Assignment of Leases and Royalties, satisfactory on terms, form and substance to the Agent shall have been executed by each of Elk Horn, Pen Coal and any other Eligible Subsidiaries which are a party to any leasehold mineral or real property interests, and delivered to the Agent.

                  4.14 Senior Notes. On or before the Closing Date, evidence that the Senior Note Documents shall have been duly authorized, executed and delivered, and that the Senior Notes shall have been issued for cash in an aggregate amount not less than $99,216,000 and not less than 99% of the aggregate stated principal amount thereof, in each case containing terms in form and substance satisfactory to the Agent. In addition, the Agent shall have received a certificate of a Responsible Officer of the Borrower to that effect (and attaching thereto true and complete copies of the Senior Note Documents, which shall be reasonably satisfactory to the Agent in form and substance).

                  4.15 Repayment of Existing Loans. On or before the Closing Date, evidence that the principal of and interest on, and all other amounts owing in respect of (including repurchase by the Borrower of the warrants issued to the Bank parties to the Original Credit Agreement) all obligations outstanding under or in connection with the Original Credit Agreement shall have been paid in full.

                  4.16 Repayment of Wachovia Bank Facility and Drummond Company Purchase Money Financing. On or before the Closing Date, evidence that the principal of and interest on, and all other amounts owing in respect of all obligations outstanding under or in connection with the (i) credit facility provided by Wachovia Bank to Pen Cotton, and (ii) the purchase money financing provided by Drummond Company, Inc. to Elk Horn in connection with the Fork Creek Reserves, shall have been paid in full.

                  4.17 Other Documents and Conditions. On or before the Closing Date, the following documents and conditions shall have been delivered or satisfied by or on behalf of the Borrower to the Agent:

                           (a) Good Standing and Tax Lien Certificates -
Borrower and Eligible Subsidiaries. Good Standing Certificate of the state of incorporation of each of the Borrower and each Eligible Subsidiary certifying to the good standing and corporate status of the Borrower and each Eligible Subsidiary, respectively, good standing/foreign qualification certificates from other jurisdictions in which such corporations are qualified to do business and tax lien certificates from each jurisdiction in which such corporations are qualified to do business.

                           (b) Financial Statements; Projections. Financial
statements and projections in form and substance satisfactory to the Agent, as described in Section 3.12 of this Agreement.

                           (c) Insurance. Evidence, in form and substance
satisfactory to the Agent, that the business and all assets of the Borrower and the Sureties are adequately insured and that the Agent has been named as loss payee on all policies of insurance covering the Collateral (as defined in the Security Agreement) and mortgagee/loss payee on all policies of insurance covering the real property subject to the Deeds of Trust.

                           (d) Ownership Interests. Evidence satisfactory to the
Agent that the ownership interests in the Borrower and Sureties are as described in Schedule 3.01 to this Agreement.

                           (e) Lien Searches and Real Estate Lien and
Encumbrance Searches. Copies of record searches (including UCC searches, real property lien reports, and judgment, tax and other lien searches) evidencing that the Agent has a first priority security interest in the Collateral described in the Security Agreements and a first priority mortgage or deed of trust lien on the Pen Coal Real Property, the Elk Horn Real Property, the River Marine Real Property and the Pen Cotton Real Property, except as otherwise provided in Section 6.01 of this Agreement.

                           (f) Releases of Liens. UCC-3 terminations, deed of
trust releases other releases of Liens that are required pursuant to a review of the Lien Searches, including releases of liens of Drummond Company, Inc. in connection with the Elk Horn Real Property located in West Virginia and known as the "Fork

Creek Reserves", and other Liens as required by the Agent, against the assets or properties of the Borrower or Sureties.

                           (g) No Material Adverse Change. Evidence satisfactory
to the Agent that since December 31, 1997, there has been no material adverse change in the assets, liabilities, the results of operations or the financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, and there has been no material adverse change in the business prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole.

                           (h) Subsidiary Notes, Subsidiary Security Agreements,
Subsidiary Deeds of Trust and Mortgages and Assignment of Subsidiary Security Documents. The Subsidiary Notes, the Subsidiary Security Agreements the Subsidiary Deeds of Trust and Mortgages and the Assignment of Subsidiary Security Documents, satisfactory in terms, form and substance to the Agent, shall have been executed by the appropriate parties and delivered to the Agent and all filings contemplated by the Subsidiary Security Agreements and the Subsidiary Deeds of Trust and Mortgages shall have been made.

                           (i) Other Documents and Conditions. Such other
documents and conditions as may be required to be submitted to the Agent or the Banks by the terms of this Agreement or of any Loan Document.

                  4.18 Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent, as the Agent may from time to time request.

                  4.19 Fees and Expenses. The Borrower shall have paid all fees and charges as required for the Closing and relating to the Closing, including reasonable legal fees, closing costs, filing and notary fees, and any other similar matters pertinent to the Closing.




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



                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  The Borrower covenants to the Agent and the Banks as follows:

                  5.01  Reporting and Information Requirements.

                           (a) Annual Audited Reports. As soon as practicable,
and in any event within 120 days after the close of each fiscal year of Borrower, Borrower will furnish to the Agent and the Banks audited, consolidated statements of income, retained earnings and cash flow of Borrower and its Consolidated Subsidiaries for such fiscal year and an audited, consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such statements and balance sheet to be certified by Price Waterhouse LLP or other independent certified public accountants of recognized standing selected by Borrower and satisfactory to the Agent. The certificate or report of such accountants shall be free of exception or qualifications not acceptable to the Agent and the Banks and shall in any event contain a written statement of such accountants substantially to the effect that such statements and balance sheet were prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur).

                           (b) Quarterly Reports. As soon as practicable, and in
any event within 60 days after the close of each fiscal quarter of the Borrower and its Consolidated Subsidiaries during the term of this Agreement, Borrower will furnish to the Agent and the Banks consolidated and consolidating statements of income for Borrower and its Consolidated Subsidiaries for such period and for the portion of the fiscal year to the end of such period, and a consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as of the close of such period, all in reasonable detail and showing variances from the annual forecast and business plan of Borrower and its Consolidated Subsidiaries for such fiscal period. All such income statements and balance sheets shall be prepared by Borrower and shall present fairly the financial position of Borrower and its Consolidated Subsidiaries as of the end of such period and the results of their operations for such periods subject to year end adjustment, in conformity with generally accepted accounting principles applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent and the Banks.

                           (c) Compliance Certificate. Within 120 days after the
end of each fiscal year of Borrower and its Consolidated Subsidiaries and within 60 days after the end of each fiscal quarter, Borrower will deliver to the Agent and the Banks a certificate, in the form attached to this Agreement as Exhibit "F" (a "Compliance Certificate"), dated as of the end of such fiscal year or quarter, as the case may be, signed on behalf of Borrower and its Consolidated Subsidiaries by a Responsible Officer of Borrower calculating the covenants set forth in Section 6.16 and stating that, as of the date of the certificate, no Event of Default or Potential Default has occurred and is continuing or exists, or if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence of the Event of Default or Potential Default and any action taken or contemplated to be taken by Borrower.

                           (d) Copies of Senior Note Document Reports. As soon
as possible, and in any event within 10 days after delivery to the required recipient pursuant to the Senior Note Documents, copies of any reports, certificates or other deliveries required to be submitted in connection with the Senior Note Documents.

                           (e) Visitation. During normal business hours and upon
reasonable telephonic notice to the Borrower or Surety, the Borrower and the Sureties will permit such persons as the Agent or any Bank may designate to visit and inspect any of the properties of the Borrower or the Sureties, to examine, and to make copies and extracts from, the books and records of any of the Borrower or the Sureties and to discuss its affairs with its officers, employees and independent accountants at such times and as often as the Agent may request. The Borrower and the Sureties authorizes its officers, employees and independent accountants to discuss with the Agent or any of the Banks the affairs of the Borrower. The Agent and the Banks will use their best efforts to coordinate such visits by the Banks with those of the Agent in order to minimize disruption to the Borrower and its Consolidated Subsidiaries and their operations.

                           (f) Notice of Event of Default. Promptly upon
becoming aware of an Event of Default or Potential Default, the Borrower will give each of the Banks notice of the Event of Default or Potential Default, together with a written statement of a Responsible Officer of the Borrower setting forth the details of the Event of Default or Potential Default and any action taken or contemplated to be taken by the Borrower.

                           (g) Notice of Material Adverse Change. Promptly upon
becoming aware thereof, the Borrower will give each of the Banks telephonic or telegraphic notice (with written confirmation sent on the same or next Business
Day) about any material adverse change in the assets, business, operations or financial condition


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of any of the Borrower or any development or occurrence which could reasonably be expected to materially and adversely affect the ability of the Borrower and the Sureties to perform their obligations under this Agreement.

                           (h) Notice of Proceedings. Promptly upon becoming
aware thereof, the Borrower will give the Agent notice of the commencement, existence or threat of all proceedings by or before any Official Body against or affecting either of the Borrower or any of the Sureties which, if adversely decided, could have a Material Adverse Effect.

                           (i) Notice of Default Under Material Agreements.
Promptly upon becoming aware thereof, the Borrower will give the Agent notice of the occurrence of an event of default under any Material Agreement, the effect of which could have a Material Adverse Effect.

                           (j) Further Information. Upon request of the Agent,
Borrower shall deliver or cause to be delivered to the Agent detailed schedules of accounts receivable and accounts payable aging, monthly sales reports listing all sales of inventory and a report of inventory as established by a physical count or such other method as is customary in the coal industry and approved by Agent, of the Borrower or the Sureties, as the case may be. Further the Borrower will promptly furnish to the Agent such other information, and in such form, as the Agent may reasonably request from time to time.

                  5.02 Preservation of Existence and Franchises. The Borrower and the Sureties will maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. The Borrower and the Sureties will qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain qualification could reasonably be expected to have a Material Adverse Effect.

                  5.03 Insurance. The Borrower, the Sureties and their Consolidated Subsidiaries will maintain with financially sound and reputable insurers insurance with respect to their properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is satisfactory to the Agent and as is customary in the case of corporations or other entities engaged in the same or similar business or having similar properties similarly situated. Risk of loss of, damage to or destruction of the properties and assets of the Borrower, the Sureties and their Consolidated Subsidiaries is on the Borrower and the Sureties. The Borrower and the Sureties will add the Agent as mortgagee and loss payee, as the case may be, to all policies of insurance which insure against loss of or damage to the Collateral (as defined in the Security

Agreement) or the real property subject to the Deeds of Trust and the Mortgages, shall provide the Agent with thirty (30) days advance notice of the termination of any such policy of insurance and shall obtain endorsements to such policies which shall insure the Agent and the Banks regardless of the conduct or neglect of the Borrower or the Sureties. If the Borrower or the Sureties fail to effect and keep in full force and effect such insurance or fail to pay the premiums when due, the Agent may (but shall not be obligated to) do so for the account of the Borrower and add the cost thereof to the Debt which is evidenced by this Agreement.

                  5.04 Maintenance of Properties. The Borrower, the Sureties and their Consolidated Subsidiaries will maintain in good repair, working order and condition, the properties now or in the future owned, leased or otherwise possessed by the Borrower, the Sureties and their Consolidated Subsidiaries, or any of them, and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements to the properties so that the business carried on in connection with the properties may be properly and advantageously conducted at all times. The Borrower shall notify the Agent prior to any change in the location of any properties or businesses of the Borrower or the Sureties to any county in which Agent does not have a perfected security interest against the property of Borrower and Sureties.

                  5.05 Payment of Liabilities. The Borrower, the Sureties and their Consolidated Subsidiaries will pay or discharge:

                           (a) on or prior to the date on which penalties
attach, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income except taxes, assessments or charges subject to good faith dispute for which the Borrower, Surety or Consolidated Subsidiary has created adequate reserves on its books;

                           (b) on or prior to the date when due, all lawful
claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any of the Borrower's property or the property of any Surety or Consolidated Subsidiary, except such claims which are subject to good faith dispute and as to which the Borrower or the Surety or Consolidated Subsidiary has created adequate reserves on its books;

                           (c) on or prior to the date when due, all other
lawful claims which, if unpaid, might result in the creation of a Lien upon any of the Borrower's property or the property of any Surety or Consolidated Subsidiary, except such claims which are subject to good faith dispute and as to which the Borrower or the

Surety or Consolidated Subsidiary has created adequate reserves on its books;
and

                           (d) all other current liabilities so that none is due
more than sixty (60) days after the due date for each liability, except current liabilities which are subject to good faith dispute and as to which it has created adequate reserves on its books.

                  5.06 Financial Accounting Practices. The Borrower, the Sureties and their Consolidated Subsidiaries will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of their assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  5.07 Compliance with Laws. The Borrower, the Sureties and their Consolidated Subsidiaries will comply with all applicable Laws in all respects, unless failure to comply could not reasonably be expected to have a Material Adverse Effect.

                  5.08 Pension Plans. The Borrower, Surety and their Consolidated Subsidiaries will furnish to the Agent notice: (A) of a Plan Employer's intention to adopt any new Defined Benefit Plan; (B) of a Plan Employer's intention to terminate for purposes of Title IV of ERISA any Defined Benefit Plan or to withdraw from or cease making timely contributions to any multiemployer plan; and (C) of a Plan Employer's adoption of a Plan amendment which results in the imposition of a Lien on the Borrower, Surety or Consolidated Subsidiary under Section 401(a)(29) of the Code. Promptly after the occurrence or filing or any of the events or documents described below, as the case may be, the Borrower or Surety will (i) furnish to the Agent (A) notice of a Plan Employer's failure to make a required payment under Section 412 of the Code on or before the due date for such payment, if applicable, (B) copies of IRS Form 5310 relating to a Defined Benefit Plan termination or transfer of Defined Benefit Plan assets or liabilities, (C) any 30-day notice to the PBGC of a Reportable Event, (D) upon the Agent's request, any IRS Form 5500, including all Schedules, for any Plan which, on the date on which such IRS Form 5500 is filed, has unfunded vested liabilities in excess of $500,000, (E) any writing from the PBGC to the effect that it may or will take action to terminate any


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



Plan under Title IV of ERISA or from any multiemployer Plan that it may and will take action to assert withdrawal liability against the Plan Employer, (F) any notice filed with the PBGC pursuant to Section 4041 of ERISA and (G) any notice from the Secretary of the Treasury to the effect that a Plan has lost its qualified status under Section 401 of the Code or has been terminated within the meaning of Section 411(d)(3) of the Code or the related trust of such Plan lost its tax exempt status under Section 501 of the Code if such action is likely to cause the Plan Employer to incur liability in an amount in excess of $500,000, and (ii) furnish to the Agent within thirty (30) days of the filing or receipt of each such document other than IRS Form 5500, a certificate of a Responsible Officer of the Borrower or Surety certifying as to what further action has been taken by the Plan Employer in connection therewith and whether the matter referred to in such documents is likely to cause the Plan Employer to incur liability to the PBGC or multiemployer Plan in an amount in excess of $500,000. The Borrower and the Sureties shall (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to the Borrower in connection with such termination; (b) make contributions to all of the Borrower's, the Sureties' and the Consolidated Subsidiaries' Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; and (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction (other than a Prohibited Transaction subject to an exemption under ERISA) or material "accumulated funding deficiency" as such term is defined in ERISA.

                  5.09 Continuation of and Change in Business. The Borrower, the Sureties and their Consolidated Subsidiaries will continue to engage in the businesses and activities in which they are currently engaged in the geographic regions in which they are currently engaged and none of the Borrower nor any of the Sureties or Consolidated Subsidiaries will engage in any other businesses or activities without the prior written consent of the Banks.

                  5.10 Use of Proceeds. Borrower and the Eligible Subsidiaries will use the proceeds of the Revolving Credit Loans for the purposes set forth in Section 2.01(a).

                  5.11 Lockbox. The Borrower and the Sureties will maintain one or more lockbox accounts and depository transfer checking accounts with the Agent, whereby all checks, drafts, cash and other remittances to the Borrower and the Sureties in payment of the Borrower's or the Sureties' accounts are deposited into such lockbox account or accounts or depository transfer checking accounts.


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



                  5.12 Lien Searches. The Agent may, but shall not be obligated to, conduct lien searches of the Borrower, the Sureties and their assets and properties and the Collateral (i) on an annual basis and (ii) at such other times as the Agent, in its sole discretion, may determine to be necessary. The Borrower shall reimburse the Agent or the Banks for the out-of-pocket costs incurred in connection with any such lien searches, provided, that so long as no Event of Default is in existence, the Borrower shall not be obligated to reimburse the Agent or the Banks for such cost more often than once each year.

                  5.13 Further Assurances. The Borrower and the Eligible Subsidiaries, at their own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Agent or the Banks may from time to time reasonably request in order more effectively to carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement and to cause the security interest or interests, the liens, or conveyance granted under the Security Agreement or any other Loan Documents to be, at all times, valid, perfected and enforceable against the Borrower, the Eligible Subsidiaries and all third parties. All expenses of such filings, and recordings, and refilings, and rerecordings, shall be borne by the Borrower. Promptly upon request by the Agent, the Borrower agrees to execute or cause to be executed by the Eligible Subsidiaries all financing statements describing the property in which the Agent has a security interest under the Security Agreements or the Subsidiary Security Agreements, the Deeds of Trust and Mortgages and the Subsidiary Deeds of Trust and Mortgages. The Borrower irrevocably appoint the Agent as its agent and attorney to execute any such financing statements in the Borrower's name. The Borrower further agree that a carbon, photographic or other reproduction of a financing statement or the Security Agreements or the Subsidiary Security Agreements is sufficient as a financing statement and may be filed as such. The Borrower further agrees, at its own cost and expense, to, or to cause the Eligible Subsidiaries to, promptly and duly, take, execute, acknowledge and deliver all such further acts, documents and assurances as the Agent or the Banks may from time to time reasonably request in connection with any of the other Loan Documents to more effectively carry out the intent and purposes of any of the Loan Documents and the transactions contemplated by such Loan Documents and to cause the security interest or interests, the liens, or conveyance granted under the Loan Documents to be, at all times, valid, perfected and enforceable against the Borrower, the Sureties and all third parties. Upon the request of the Agent, the Borrower shall, and shall cause the Eligible Subsidiaries to, use all commercially reasonable efforts to obtain any consents or agreements not previously obtained which are necessary to assign to the Agent, for the benefit of the Banks, any or all of the Material Agreements, including,


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without limitation, the Coal Supply Agreements, the Coal Purchase Agreements and
any material leases of mineral rights or real property rights which are subject to the Mortgages or the Deeds of Trust, which either come into existence after the date hereof or in which the Agent, on behalf of the Banks, has not received a direct assignment or security interest, provided, however, that unless an Event of Default is in existence, the Agent shall not request the Borrower or any Eligible Subsidiary to use commercially reasonable efforts to obtain any necessary consents to an assignment of any of the Coal Supply Agreements.

                  5.14 Litigation. Upon the request of the Agent, the Borrower shall furnish to the Agent a verbal summary of the material developments, including, without limitation, all hearings and orders in pending suits or proceedings relating to the Borrower or Sureties which litigation (A)(i) names the Borrower or Surety as a party or (ii) puts at issue assets or operations of the Borrower or Surety, and (B) which could reasonably be expected to have a Material Adverse Effect. Upon the request of the Agent, Borrower shall promptly furnish the Agent with a written summary of the matters set forth in this
Section 5.14, and such other information and materials as the Agent may reasonably request in connection therewith.

                  5.15 Notice of Change of Management. The Borrower shall promptly furnish written notice to the Agent of a change in the respective Responsible Officers or the directors of the Borrower or any Surety.

                  5.16 Labor Agreements. Promptly upon execution thereof, the Borrower will provide to the Agent a copy of (i) any union or labor workforce agreements entered into with any organized labor organization or the employees of the Borrower, Surety or Consolidated Subsidiary, and all amendments, extensions or revisions to such agreements and (ii) any notice of any default thereunder.

                  5.17 Ownership and Control. Pen Holdings shall at all times own 100% of the issued and outstanding capital stock of the Eligible Subsidiaries and the other Consolidated Subsidiaries and all of the capital stock of the Eligible Subsidiaries and the other Consolidated Subsidiaries of the Borrower which are Active Subsidiaries shall at all times be pledged to the Agent pursuant to and in accordance with the terms of the Pledge Agreements.

                  5.18 Maintenance of Material Agreements. The Borrower shall maintain and be in compliance with the Material Agreements at all times. The Borrower will, and will cause the Consolidated Subsidiaries, to (i) perform in all material respects their obligations under the Material Agreements and will enforce or will cause the enforcement of the performance by the other parties thereto of all of their obligations under the Material


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Agreements or any other document or agreement, (ii) not terminate the Material
Agreements or modify or amend the terms of the Material Agreements or release any other party thereto from any material obligations under the Material Agreements or any other agreement or document by and between the Borrower and the other parties to the Material Agreements with respect to the performance of the Material Agreements unless such modification or noncompliance would not diminish or adversely affect the value of the Material Agreements to the Borrower or adversely affect the rights or obligations of the Borrower under the Material Agreements.

                  5.19 Newly Acquired Property. The Borrower shall (i) notify the Agent with respect to any interest acquired by the Borrower or any of its Consolidated Subsidiaries in any Property after the date hereof (including, without limitation, by acquisition of any Person which becomes a Consolidated Subsidiary of the Borrower, but excluding any Property acquired in a transaction or a series of transactions where the consideration paid or delivered in exchange therefor is or has a value less than $1,000,000 or such Property consists of Mobile Equipment) not less than five (5) Business Days after such acquisition, and (ii) not later than sixty (60) days after request by the Agent or the Banks, cause the Borrower or Consolidated Subsidiary which acquires such Property to mortgage, assign or grant a security interest in such Property to the Agent, for the benefit of the Banks, and, after, and to execute and deliver such other documentation, evidence of ownership interests and other information regarding such Property as the Agent may reasonably request, including, without limitation, Code financing statements, environmental assessments, corporate resolutions and other corporate documentation, opinions of counsel and evidence of title, all in form and substance reasonably satisfactory to the Agent; provided, however, if the consent of a third party is necessary to the granting of a security interest, mortgage or assignment, the Borrower or Consolidated Subsidiary which acquires such Property shall not be required to grant a security interest, mortgage or assignment in such Property to the Agent if the Borrower or Consolidated Subsidiary, as the case may be, has used commercially reasonable efforts to obtain such consent and the consent has not been granted.

                  5.20 Active Subsidiaries. In the event that the Borrower or any of its Consolidated Subsidiaries shall form or acquire any new Consolidated Subsidiary that the Borrower anticipates will be an Active Subsidiary (or in the event that any existing Subsidiary which currently is not an Active Subsidiary shall become an Active Subsidiary), the Borrower will cause such new Active Subsidiary to become a Surety hereunder, and to pledge and grant a security interest in its Property to the Agent for the benefit of the Banks pursuant to documents substantially in the same form as the relevant Loan Documents and


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to deliver such proof of corporate or other organizational action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Surety pursuant to Article IV of this Agreement upon the Closing Date or as the Agent may reasonably request.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  The Borrower covenants to the Agent and the Banks as follows:

                  6.01 Liens. Neither the Borrower nor any of the Sureties or any of their Consolidated Subsidiaries shall at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or acquired in the future, or agree to become liable to do so, except:

                           (a) Liens existing on the Closing Date and described
in Schedule 6.01 to this Agreement, Liens in favor of the Agent and Liens securing Debt permitted under Section 6.02(d), (e) and (i) of this Agreement;

                           (b) Liens arising from taxes, assessments, charges,
levies or claims described in Section 5.05(a) of this Agreement that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to Section 5.05(a) of this Agreement;

                           (c) Deposits or pledges to secure workmen's
compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, including without limitation, statutory obligations of strip mining reclamation, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business;

                           (d) Mechanics', carriers', workmen's, repairmen's or
similar liens arising in the ordinary course of business in respect of obligations which are not overdue, or deposits made to obtain the release of such mechanics', carriers', workmen's, repairmen's or similar liens which are being contested in good faith by appropriate proceedings diligently conducted which operate to stay any foreclosure, distraint or execution on the property or deposit or pledges to obtain the release of any such lien and with respect to which the Borrower or the Surety has created reserves which are determined to be adequate by the application of GAAP consistently applied;


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



                           (e) Zoning restrictions, easements, minor
restrictions on the use of real property, minor irregularities in title to real property and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Borrower or any Surety; and

                           (f) rights reserved to the lessor under any Capital
Lease Obligations permitted under Section 6.02(d);

                           (g) Liens in favor of customs and revenue authorities
arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                           (h) Liens arising pursuant to any sale and leaseback
transactions entered into in compliance with this Agreement;

                           (i) Liens on Property constituting Mobile Equipment
securing Debt otherwise permitted under this Agreement, provided that such Liens do not extend to or cover any other Property;

                           (j) Liens constituting judgment liens which are fully
bonded or stayed pending appeal, provided that without the prior written consent of the Banks, neither the Borrower nor any of its Consolidated Subsidiaries shall incur any Debt or Liens in connection with the bonding of any such judgment Liens if the Debt or Liens incurred in connection with any surety, bond or other obligation on account of a judgment Lien would otherwise not be permitted by the terms of this Agreement;

                           (k) the Columbia Lien; and

                           (l) any extension, renewal or replacement, in whole
or in part, of any Lien described in the foregoing clauses (a) through (k); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any other Property of the Borrower or its Consolidated Subsidiaries other than such item of Property originally covered by such Lien or any improvement thereon or additions or accessions thereto.

In addition, the Borrower and the Sureties shall not agree, warrant, represent, pledge or otherwise commit with or to any Person other than Agent and the Banks to not incur, create, assume or permit to exist, any mortgage, pledge, lien charge or other encumbrance of any nature whatsoever on all or any of its Property, now or hereafter owned (except as provided in the Senior Notes to the extent that such prohibition contained in the Senior Note Documents does not prohibit the granting of Liens on the Property of the Borrower and the Consolidated Subsidiaries in favor of the Agent for the benefit of the Banks).

                  6.02 Debt. Neither the Borrower nor any of the Sureties or any of their Consolidated Subsidiaries will at any time create, incur, assume or suffer to exist any Debt, except:

                           (a) Debt under this Agreement, the Notes, the other
Loan Documents or under any other document, instrument or agreement between or among the Borrower or any Surety and any of the Banks;

                           (b) Debt existing on the Closing Date and described
in Schedule 6.02 to this Agreement; provided, however, that none of such indebtedness shall be extended, renewed or refinanced without the prior written consent of the Banks unless such renewal, extension or refinance of such Debt is based upon terms which are no less favorable to the Banks than the terms which currently exist with respect to such Debt; (for purposes of this Section 6.02(b), any material increase in interest rate, requirement for a material addition to the collateral or security for such Debt, addition or amendment of covenants or agreements such that any agreement governing such Debt is more restrictive on the borrower thereunder, extension of the period of time over which such Debt amortizes in the case of term Debt, or increase in the amount of the Debt, shall conclusively be deemed to be less favorable to the Banks);

                           (c) Current accounts payable, accrued expenses,
accrued reclamation costs and other current items arising out of transactions (other than borrowings) in the ordinary course of business;

                           (d) Debt of the Borrower or Sureties secured by a
purchase money security interest or Mobile Equipment; provided, however that in no event shall (i) Debt permitted by this subsection (d) of Section 6.02, plus
(ii) Debt permitted by subsection (k) of this Section 6.02, plus (iii) Debt which is outstanding under this Agreement and the Notes, exceed $50,000,000 in the aggregate at any time, and provided further that the purchase money security interest shall in no event encumber or create a Lien on any Property other than the Property purchased in accordance therewith or the identifiable cash proceeds thereof;

                           (e) Debt of Eligible Subsidiaries to Borrower
evidenced by the Subsidiary Notes which are subject to the Assignment of Subsidiary Security Documents;

                           (f) Guarantees permitted by Section 6.03 of this
Agreement;

                           (g) the Senior Notes;

                           (h) Debt incurred in connection with Rate Protection
Agreements which have been approved by the Banks; and

                           (i) Debt of the Borrower occurring after January 3,
2006 which results from the redemption of the Borrower's outstanding mandatorily redeemable convertible preferred stock in accordance with its terms as contained in the Pen Holdings Charter as in effect on the Closing Date;

                           (j) Debt in respect of performance, surety and
similar bonds and completion guarantees provided by the Borrower or any of its Consolidated Subsidiaries in the ordinary course of business if such obligations are not otherwise prohibited by the terms of this Agreement; and

                           (k) other Debt of the Borrower and the Consolidated
Subsidiaries not exceeding $7,000,000 in the aggregate.

                  6.03 Guarantees and Contingent Liabilities. Neither the Borrower nor any Surety or Consolidated Subsidiary will at any time directly or indirectly assume, guarantee, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, including, without limitation, any Subsidiary of Borrower, except (a) as shown on Schedule 6.03 to this Agreement, (b) pursuant to the Senior Notes, (c) indemnities of directors, officers and employees of the Borrower and its Consolidated Subsidiaries in their capacities as such, (d) obligations of Pen Hardwood as a general partner of Camden Hardwood and Marine Terminals as a general partner of International Marine Terminals, provided that such obligations are limited to obligations arising as a general partner of Camden Hardwood or Marine Terminals, as the case may be, and are not guarantees or other contractual obligations for the benefit of any Person other than Camden Hardwood (with respect to Pen Hardwood) or International Marine Terminals (with respect to Marine Terminals), (e) obligations of the Borrower in connection with that certain Cash Deficiency Agreement dated as of August 15, 1981 among International Marine Terminals, Houston Natural Gas Corporation and Florida Power Corporation ("IMT Deficiency Agreement"), provided, that (1) Borrower shall give the Agent notice of the requirement for any payment by Borrower or Marine Terminals under the IMT Deficiency

Agreement at least five (5) Business Days prior to the making of any payment, and (2), without the prior written consent of the Banks, Borrower shall neither make any payment or make loans, advances or investments in Marine Terminals or any other Person in order to satisfy any obligation to make any payment under the IMT Deficiency Agreement if (x) an Event of Default is then in existence or will be in existence after giving effect to the making of any such payment, or
(y) the making of such payment would cause the Borrower to breach any covenant or agreement contained in this Agreement, or (f) guarantees of Borrower for the benefit of any of the Eligible Subsidiaries, whether now existing or hereafter arising, if the obligation of the Eligible Subsidiary is not prohibited by this Agreement.

                  6.04 Loans or Investments. (a) Neither the Borrower nor any Surety or any Consolidated Subsidiary will make any loan, advance or extension of credit to or capital or equity investment in, any person, firm or corporation, except: (i) credit extended under usual and customary terms in the ordinary course of business of the Borrower, Surety or Consolidated Subsidiary;
(ii) loans, advances or credit between the Borrower or Surety and any of the Eligible Subsidiaries or capital or equity investments by Borrower in any of the Eligible Subsidiaries; (iii) loans, advances or credit by Borrower to, or capital or equity investments by Borrower in, any of its Consolidated Subsidiaries (other than the Eligible Subsidiaries), provided that any such loan, advance, extension of credit, capital investment or equity investment by Borrower is made with the proceeds of dividends or distributions made to Borrower by its Consolidated Subsidiaries which are not Eligible Subsidiaries and which are do not comprise any part of the coal division of Borrower; (iv) credit extended by the Borrower or any of its Consolidated Subsidiaries in connection with the sale or disposition of (A) Non-Core Assets, or (B) other Property not used or intended to be used in the business of the Borrower and its Consolidated Subsidiaries, provided that the amount of all such credit at any one time outstanding for the Borrower and all of its Consolidated Subsidiaries pursuant to this clause (iv)(B) shall not exceed $500,000 in the aggregate; (v) credit extended or advanced pursuant to the provisions of leases of mining property, mining contracts, coal purchase contracts, arrangements with railroads with respect to the construction of sidings for unit train loadout or similar agreements, or in connection with agreements with third parties for the production or processing of coal owned or leased by the Borrower or Surety not in excess of $1,000,000 in the aggregate at any time outstanding for the Borrower and its Consolidated Subsidiaries; (vi) loans to contract miners which do not exceed $1,000,000 at any time outstanding to any contract miner or $2,000,000 at any time outstanding in the aggregate for all contract miners; and
(vii) other loans to employees for travel and similar advances to employees and independent contractors not exceeding for the Borrower or any Consolidated


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



Subsidiary $250,000 in the aggregate at any one time outstanding; provided, however, that in each case (other than with respect to loans or investments pursuant to clauses (i), (ii) or (vii) above), no event shall occur or be continuing which constitutes an Event of Default, and further, provided, that notwithstanding any of the foregoing exceptions, the Borrower and the Consolidated Subsidiaries will not make any loan, advance or extension of credit to any Person (other than those loans shown on Schedule 6.04 to this Agreement, loans to the Borrower or an Eligible Subsidiary, or loans extended pursuant to clause (iv)(A) or (vi) above) in excess of $500,000, without the prior written consent of the Agent, and provided, further, that with respect to loans, advances or extensions of credit made by Borrower to any of the Eligible Subsidiaries, such loans, advances or extensions of credit will be evidenced by the note of the Eligible Subsidiary to Borrower which is assigned to the Agent pursuant to the Assignment of Subsidiary Security Documents.

                           (b) Borrower shall have the right to lend proceeds of
the Revolving Credit Loans to the Eligible Subsidiaries ("Subsidiary Loans") in accordance with the provisions of Section 2.01(a) of this Agreement, provided that such loans to Eligible Subsidiaries shall (i) not be in amounts which would cause the representation set forth in Section 3.28 to be inaccurate with respect to any Eligible Subsidiary and (ii) be evidenced by intercompany notes of each of the Eligible Subsidiaries payable to Borrower, which shall be secured by the Subsidiary Collateral of the Eligible Subsidiaries pursuant to notes, security agreements and deeds of trust in substantially the form attached hereto as Exhibits "G-1", "G-2", and "G-3", and provided further, that (x) Borrower shall execute and deliver to the Agent the Assignments of Subsidiary Security Documents whereby such note and collateral security shall be assigned to the Agent as collateral for the Loans and (y) the Sureties shall have executed and delivered their Suretyship Agreements to the Agent as security for the Loans, all in accordance with the documentation and upon terms as shall be satisfactory to the Agent.

                           (c) Borrower and its Consolidated Subsidiaries shall
have the right to make (i), only with respect to Borrower and Marine Terminals, equity investments in International Marine Terminals (A) to repay indebtedness to Mellon Bank, N.A. of approximately $7.7 million due in 2000 and to repay approximately $13.3 million of bonds due 2006 issued by International Marine Terminals, provided, however, that such investments shall only be permitted to the extent they are derived from investments deposited by Borrower or Marine Terminals in escrow as of the date of this Agreement to fund such obligations of International Marine Terminals and (B) in accordance with the Borrower's partnership obligations existing on the date of this Agreement


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



with respect to International Marine Terminals, and (ii) other investments that do not exceed $1,000,000 in the aggregate at any one time outstanding.

                  6.05 Dividends and Related Distributions. Neither the Borrower nor any Surety or Consolidated Subsidiary will declare, make, pay, or agree, become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shares of the capital stock of the Borrower or any Surety or on account of the purchase, redemption, retirement or acquisition of any shares of the capital stock (or warrants, options or rights for any shares of the capital stock) of the Borrower or any Surety (the foregoing are herein collectively referred to as "Distributions") without the consent of the Banks; provided, however, that so long as no Event of Default or Potential Default exists or could exist at the time of, after or as a result of any of the following Distributions, (a) Borrower may make Distributions on account of the mandatorily redeemable convertible preferred stock of Borrower in accordance with the terms of the Pen Holdings Charter, provided that any Distributions on account of such mandatorily redeemable convertible preferred stock (i) are only made prior to any conversion of such stock into common stock of Borrower, and
(ii) are made no earlier than January 3, 2006 and are made in accordance with the Pen Holdings Charter as in effect on the Closing Date, (b) the Subsidiaries of Borrower may make Distributions to Borrower in any amount, and (c) for the purchase, redemption or other acquisition for value of shares of capital stock of the Borrower or options on such shares held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), other than William E. Beckner, upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of capital stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided that, without the prior written consent of the Banks, Distributions made pursuant to this clause (c) may only be made if (i) the aggregate Distributions made pursuant to this clause (c) do not exceed $3,000,000, and (ii) an Event of Default is not then in existence and the Borrower shall not be in violation of the covenants contained in Section 6.16 of this Agreement after giving effect to the making of such Distributions.



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                  6.06 Lease Payments. In no event shall the Lease Obligations on all Property (exclusive of Lease Obligations on account of mineral or coal reserve leases) leased by the Borrower and its Consolidated Subsidiaries, when taken together with all Consolidated Capital Expenditures (other than Consolidated Capital Expenditures incurred in connection with the Fork Creek Reserves), during any fiscal year of the Borrower, exceed (i) $35,000,000 in the aggregate during the fiscal year of the Borrower ending December 31, 1998, or
(ii) $25,000,000 in the aggregate during any fiscal year of the Borrower and its Consolidated Subsidiaries ending thereafter.

                  6.07 Merger; Consolidation; Business Acquisitions. None of the Borrower nor any Surety or Consolidated Subsidiary will merge or agree to merge with or into or consolidate with any other Person except that the Borrower or any Eligible Subsidiary may enter into a liquidation, merger or consolidation with any of the Consolidated Subsidiaries, provided, however, that in each case
(i)(A) if such merger or consolidation involves the Borrower, the Borrower is the surviving corporation, or (B) if the Borrower is not a party to such merger or consolidation, an Eligible Subsidiary is the surviving corporation, and (ii) no Event of Default is in existence.

                  6.08 Dispositions of Assets. None of the Borrower nor any Surety or any of the other Consolidated Subsidiaries will sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a "transaction" and any series of related transactions constituting but a single transaction), any of its Property (including stock of Subsidiaries), but excluding any transaction referred to in any of clauses (i), (ii), (iii), (iv) and (v) of the definition of "Disposition" in Section 1.01 of this Agreement and provided that the Borrower, the Sureties and the Consolidated Subsidiaries may in the ordinary course of business lease items of equipment to one or more Consolidated Subsidiaries for use in the business of such Consolidated Subsidiaries provided the Borrower or Surety notifies the Agent of such lease and, upon the Agent's request, assigns to the Agent as security for the Borrower's or Surety's indebtedness to the Banks all rents and other amounts due the Borrower under such leases pursuant to lease assignment documentation satisfactory to the Agent.

                  6.09 Self-Dealing. None of the Borrower nor any Surety will enter into or carry out any loan, advance or other transaction (including, without limitation, purchasing property or services or selling property or services) with any Affiliate except that:

                           (a) directors, officers and employees of the Borrower
and any Surety may render services to, and receive indemnifications from, the Borrower or the Consolidated Subsidiaries, or any of them, for compensation at the same rates generally paid by corporations engaged in the same or similar businesses for the same or similar services, provided, that in no event shall the Borrower or any Surety enter into any consulting, service or other arrangement or agreement with any of such directors, officers or employees which provide for the payment of any sum to such individuals other than the payment of compensation for services rendered to the Borrower or Sureties as set forth above;

                           (b) the Borrower and any Surety may, without the
prior written consent of the Banks, enter into and carry out other transactions with Affiliates if in the ordinary course of business, pursuant to the reasonable requirements of the Borrower's or Surety's business upon terms reasonably found by the board of directors of the Borrower or the Surety after due inquiry to be fair and reasonable and no less favorable to the Borrower or the Surety than would be obtained in a comparable arm's-length transaction, provided, that in no event shall the Borrower or any Surety enter into any consulting, service or other arrangement or agreement with any Affiliate without the prior written consent of the Banks;

                           (c) Borrower and Eligible Subsidiaries may enter into
transactions which are permitted in Sections 6.04 or 6.08 of this Agreement; and

                           (d) the Borrower and its Consolidated Subsidiaries
may make payments to International Marine Terminals, on an arm's-length basis in the ordinary course of business, relating to the loading of coal onto ships or the purchase of coal or in accordance with the financial obligations of Marine Terminals, if any, pursuant to Marine Terminal's contractual partnership obligations existing on the Closing Date with respect to International Marine Terminals.

                  6.10 Continuation of or Change in Business. The Borrower, the Sureties and their Consolidated Subsidiaries will continue to engage in their respective businesses substantially as described in Schedule 3.10 to this Agreement, and the Borrower, the Sureties and their Consolidated Subsidiaries will not engage in any other businesses, without the prior written consent of the Banks.

                  6.11 Margin Stock. The Borrower and the Eligible Subsidiaries will not use the proceeds of any Loans directly or indirectly to purchase or carry any "margin stock" (within the meaning of Regulations U, G, T, or X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any margin stock.

                  6.12 Consolidated Tax Returns. The Borrower and the Sureties will not without prior written consent of the Agent, file, or consent to the filing of, any consolidated income tax return with any person other than a Consolidated Subsidiary.

                  6.13 Capital Expenditures. (a) The Borrower shall not permit Consolidated Capital Expenditures (other than Consolidated Capital Expenditures incurred in connection with the Fork Creek Reserves), when taken together with Lease Obligations of the Borrower and its Consolidated Subsidiaries (exclusive of Lease Obligations on account of mineral or coal reserve leases), to exceed
(i) $35,000,000 during the fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31, 1998, or (ii) $25,000,000 during any fiscal year of Borrower and its Consolidated Subsidiaries ending thereafter.

                           (b) The Borrower shall not permit Consolidated
Capital Expenditures incurred in connection with the Fork Creek Reserves (including, without limitation, Consolidated Capital Expenditures incurred in connection with the construction of the preparation plant and the load out, rail and mine development work, but excluding capitalized general and administrative expense and interest expense) to exceed (i) $12,000,000 through the period ending December 31, 1998, (ii) $44,000,000 through the period ending December 31, 1999, and (iii) $50,000,000 through the period ending December 31, 2000, all on a cumulative basis.

                  6.14 Sale of Coal. Borrower shall not permit any Subsidiary to sell, transfer or dispose of coal to an Affiliate of Borrower for less than the then current fair market rate therefor.

                  6.15 Change of Control, etc. Borrower shall not at any time permit a Change of Control to occur. The Borrower shall at all times cause (i) 100% of the outstanding capital stock of the Eligible Subsidiaries and all other Active Subsidiaries to be pledged to the Agent pursuant to the Pledge Agreements. Borrower shall not amend, alter, repeal, modify or change the Pen Holdings Charter in any respect without the prior written consent of the Banks.

                  6.16 Financial Maintenance Covenants. The Borrower shall not permit or suffer:

                           (a) the Consolidated Debt to EBITDA Ratio to be
greater than (i) 5.50 to 1 at the end of each fiscal quarter of Borrower ending on or prior to December 31, 1999; (ii) 5.0 to 1 on March 31, 2000 or any fiscal quarter ending thereafter through and including June 30, 2002, or (iii) 4.0 to 1 on September 30,


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



2002 or at the end of each fiscal quarter of Borrower ending thereafter, as calculated on a rolling four quarter basis;

                           (b) the Consolidated Fixed Charge Coverage Ratio to
be less than (i) 1.30 to 1 at the end of each fiscal quarter of Borrower ending on or prior to June 30, 2002; or (ii) 1.40 to 1 at the end on September 30, 2002 or at the end of each fiscal quarter of Borrower ending thereafter, as calculated on a rolling four quarter basis; and

                           (c) the Consolidated Net Worth to be less than (i)
$35,000,000 at any time on or before December 31, 1998, or (ii) for the period commencing January 1, 1999 and continuing until December 31, 1999, the sum of
(A) $35,000,000, plus (B) 50% of Consolidated Net Income (not less than $0) for the twelve (12) month period ending December 31, 1998, minus (C) accrued but unpaid dividends on the outstanding mandatorily redeemable convertible preferred stock of the Borrower for the twelve (12) month period ending December 31, 1998; and (iii) for any period commencing on January 1 and ending on December 31 thereafter, the sum of (A) $35,000,000, plus (B) 50% of Consolidated Net Income (not less than $0) for each of the twelve (12) month periods ending on a December 31st, commencing with the twelve (12) month period ending December 31, 1998, minus (C) accrued but unpaid dividends on the outstanding mandatorily redeemable convertible preferred stock of the Borrower for each of the twelve
(12) month periods ending on a December 31st, commencing with the twelve (12) month period ending December 31, 1998.

                           6.17  Change Fiscal Year.  The Borrower and
Sureties will not change the fiscal year end date from December 31 without the prior written consent of the Agent, which consent shall not be unreasonably withheld.

                           6.18  Senior Notes.  The Borrower will not, and
will not permit any of its Consolidated Subsidiaries, to pay, prepay, purchase or redeem any principal of or interest on the Senior Notes except that the Borrower may make regularly scheduled required payments on the Senior Notes in accordance with the terms of the Senior Note Documents as in effect on the Closing Date.




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                                   ARTICLE VII

                                    DEFAULTS

                  7.01 Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law) beyond the applicable grace period or notice, if any:

                           (a) The Borrower shall fail to pay principal on any
of the Notes or Loans when due; or

                           (b) The Borrower shall fail to pay interest or any
fees payable pursuant to Article II of this Agreement or any other fee, or other amount payable pursuant to this Agreement, the Notes, the Security Agreements or any of the other Loan Documents when due and the failure shall continue for ten
(10) days after the due date; or

                           (c) Any representation or warranty made by the
Borrower under this Agreement, the Notes, the Security Agreements, or any of the other Loan Documents, by any of the Sureties under any of the Loan Documents to which such Surety is a party, or any statement made by the Borrower or any Surety in any financial statement, certificate, report, exhibit or document furnished by the Borrower or any Surety, as the case may be, to the Agent or the Banks pursuant to this Agreement or the other Loan Documents shall fail to be as stated or prove to be in any respect false or misleading in any material respect; or

                           (d) The Agent's or the Banks' security interest under
the Security Agreements, the Deeds of Trust and Mortgages, the Assignment of Subsidiary Security Documents, the Pledge Agreements or any of the other Loan Documents within which a security interest or lien is granted to the Agent or the Banks is or shall become unperfected; or

                           (e) The Borrower shall be in default in the
performance or observance of any covenant, agreement or duty contained in
Section 5.01 (e), (f), (g), (h) or (i), Sections 5.03, 5.06, 5.07, 5.08, 5.09,
5.10, 5.13, 5.15, 5.16, 5.17, 5.18, 5.19, 5.20 or Article VI of this Agreement;
or

                           (f) The Borrower or any Surety, shall be in default
in the performance or observance of any other covenant, agreement or duty under this Agreement, the Notes, the Security Agreements or the other Loan Documents to which such entity is a party, and the default shall continue for ten (10) days after the Agent has notified the Borrower or Surety, as the case may be, of the default; or



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



                           (g) The Borrower or any Surety shall (i) default (as
principal or guarantor or other surety) in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money in an aggregate amount in excess of $1,000,000 beyond any period of grace with respect to the payment or, if an obligation (or set of related obligations) is or are payable or repayable on demand, fails to pay or repay such obligation or obligations when demanded, or (ii) default (as principal or guarantor or other surety) in the observance of any other covenant, term or condition contained in any agreement or instrument by which an obligation (or set of related obligations) for borrowed money in an aggregate amount in excess of $1,000,000 is or are created, secured or evidenced if the effect of such default is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity; or

                           (h) One or more uninsured judgments for the payment
of money against the Borrower or any Surety which in the aggregate exceeds $1,000,000 (or would require the payment of a deductible in excess of $1,000,000) or the operation or result of which would be to interfere materially and adversely with the conduct of the business of the Borrower or Surety, taken as a whole, shall not have been paid, stayed on appeal, discharged bonded or dismissed within thirty (30) days after the entry of such judgment or attachment; or

                           (i) A writ or warrant of attachment, garnishment,
execution, distraint or similar process shall have been issued against the Borrower or any Surety, or any of their Property which in the aggregate exceeds $1,000,000, or the operation or result of which would be to interfere materially and adversely with the conduct of the business of the Borrower and the Sureties, taken as a whole; or

                           (j) The Banks shall have determined (which
determination shall be made in good faith) that a material adverse change has occurred in the business, operations, financial condition, prospects or management of the Borrower and the Sureties, and that such change impairs or will impair the prospect of payment or performance of any material covenant, agreement or duty under this Agreement, the Notes, or any other Loan Document; or

                           (k) A proceeding shall be instituted in respect of
the Borrower or any Surety:

                                    (i) seeking to have an order for relief
                                        entered in respect of the Borrower or
                                        Surety, or seeking a declaration or
                                        entailing a finding that the

                                        Borrower or Surety is insolvent or a
                                        similar declaration or finding, or
                                        seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to the Borrower or Surety, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or in the future in effect; or

                                  (ii)  seeking appointment of a receiver,
                                        trustee, custodian, liquidator,
                                        assignee, sequestrator or other similar
                                        official for the Borrower or Surety or
                                        for all or any substantial part of its
                                        property; or

                           (l) The Borrower or any Surety shall become
insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.01(k)(i) of this Agreement or shall consent to any order for relief, declaration, finding or relief described in Section 7.01(k)(i) of this Agreement, shall institute a proceeding described in Section 7.01(k)(ii) of this Agreement or shall consent to the appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any proceeding is instituted, dissolves, winds-up or liquidates itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing; or

                           (m) a default by any party under the terms and
conditions of any of the Material Agreements, and the default shall continue beyond the expiration of any grace period contained in such Material Agreements if such default could reasonably be expected to have a Material Adverse Effect; or

                           (n) (A) A Termination Event with respect to a Defined
Benefit Plan shall occur, (B) any Person shall engage in any Prohibited Transaction involving any Plan or Welfare Benefit Plan, (C) an accumulated funding deficiency, whether or not waived, shall exist with respect to any Plan,
(D) the Borrower or Surety shall be in "Default" (as defined in section 4219(c)(5) of ERISA) with respect to payments due to a multiemployer plan resulting from the Borrower's or Surety's complete or partial withdrawal (as described in section 4203 or 4205 of ERISA) from such plan, or (E) any other event or condition shall occur or exist with respect to a single employer plan, except that no such event or condition shall constitute a Default if it together with all other events or conditions at the time existing, would not subject the Borrower or Surety to any tax, penalty, debt or liability which, alone or in the aggregate, would have a materially adverse effect on the Borrower or Surety but only to the extent that any of the foregoing is likely to result in liability to the Borrower or Surety in an amount in excess of $500,000; or

                           (o) (A) Any Eligible Subsidiary shall default or deny
liability under the terms and conditions of any Subsidiary Note, Subsidiary Security Agreement or Subsidiary Deed of Trust or Subsidiary Mortgage executed by it beyond the expiration of any grace period, if any, contained in such Subsidiary Note, Subsidiary Security Agreement or Subsidiary Deed of Trust or Subsidiary Mortgage, or (B) any Subsidiary Note, Subsidiary Security Agreement or Subsidiary Deed of Trust or Subsidiary Mortgage is amended, modified, canceled, extended or revoked without the prior written consent of the Agent; or

                           (p) An event of default or default shall occur under
the Senior Note Documents.


                  7.02  Consequences of an Event of Default.

                           (a) If an Event of Default specified in subsections
(a) through (j) or (m) through (p) of Section 7.01 of this Agreement occurs and continues or exists, the Agent and each Bank will be under no further obligation to make Loans and, upon the written consent of the Banks holding 75% of the Credit Exposures of all of the Banks (provided that such 75% includes the Agent and at least one other Bank), the Agent, on behalf of the Banks, may demand the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount and all other amounts owing by the Borrower under this Agreement, the Notes, the Security Agreements and the other Loan Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately.

                           (b) If an Event of Default specified in subsections
(k) or (l) of Section 7.01 of this Agreement occurs and continues or exists, the Agent and each Bank will be under no further obligation to make Loans and the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount and all other amounts owing by the Borrower under this Agreement, the Notes, the Security Agreements and the other Loan Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately.



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



                  7.03 Set-Off. If the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount or other amount owing by the Borrower under this Agreement, the Notes, the Security Agreements or the other Loan Documents shall have become due and payable (at maturity, by acceleration or otherwise), the Agent, the Banks and the holder of any participation in any Loan will each have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of the Borrower by the Agent (excluding any pension funds held at any Bank), the Banks or by such holder including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or in the future maintained by the Borrower with the Banks or such holder. The Borrower consents to and confirms the foregoing arrangements and confirm the Agent's and the Banks' rights and such holder's rights of banker's lien and set-off. Nothing in this Agreement will be deemed a waiver or prohibition of or restriction on the Agent's or Banks' rights or any such holder's rights of banker's lien or set-off.

                                  ARTICLE VIII

                                      AGENT


                  8.01  The Agent.

                           (a) Appointment. The Banks hereby appoint Mellon
Bank, N.A. to act as Agent as herein specified for the Banks hereunder and under the Loan Documents. Each of the Banks does hereby accept and agree to all the terms and conditions of the Loan Documents. Each of the Banks hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement and the Loan Documents.

                           (b) Delegation of Duties. The Agent may perform any
of its duties hereunder or under the Loan Documents by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

                           (c) Nature of Duties: Independent Credit
Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any Loan Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any Loan Document, except as expressly set forth herein or therein. Each Bank expressly acknowledges (a) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (b) that it has made and will make its own independent investigation of the financial condition and affairs and its own appraisal of the credit-worthiness of The Borrower in connection with the making and continuance of the Loans hereunder;
(c) that it has made its own independent investigation of the legal matters relating to this Agreement, the Loan Documents and the Notes to be issued to it pursuant to the terms hereof; and (d) that the Agent shall have no duty or responsibility, either


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initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of a Loan or at any time or times thereafter.

                           (d) Actions in Discretion of Agent; Instructions from
the Banks. The Agent agrees, upon the written instructions of all the Banks to take any action of the type specified as being within the Agent's rights, powers or discretion herein. In the absence of instructions by all the Banks the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of other Banks. Any action taken pursuant to such instructions or discretion shall be binding on all the Banks and on all holders of Notes. No Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under the Loan Documents in accordance with the instructions of all the Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

                           (e) Exculpatory Provisions. Neither the Agent nor any
of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them hereunder or under the Loan Documents, or in connection herewith or therewith, unless caused by its or their own gross negligence or willful misconduct. In performing its functions and duties hereunder on behalf of the Banks, the Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but it shall not (a) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement, any Loan Document or any of the Notes, or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any Loan Document, or (b) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower, or the financial condition of the Borrower, or the existence or possible existence of a Default.

                           (f) Reimbursement and Indemnification. Each Bank
agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower) ratably, in accordance with its Percentage Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement, the Loan Documents or the Notes or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including attorney's fees) incurred by the Agent in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement and the Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrower.

                           (g) Reliance by Agent. The Agent shall be entitled to
rely upon any writing, telegram, telecopy, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, or order or other document or phone conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by an authorized person, and upon opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder or under any Loan Document unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                           (h) Agent in its Individual Capacity. With respect to
its Commitments, the Loans made by it and any Note held by it, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the terms "Banks" or "holders of the Notes" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower, or any of them, or any Surety or any Affiliates or Subsidiaries or the Borrower or Surety as though it were not acting as Agent hereunder, including, without limitation, the Agent's participation in the Rate Protection Agreements or other credit facilities issued to the Borrower and Sureties and Affiliates of the Borrower and the Sureties.


                           (i) Holders of Notes. The Agent may deem and treat
any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or


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



transfer thereof shall have been filed with the Agent. Any request, authority or consent of any legal entity who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                           (j) Equalization of Banks. The Banks agree among
themselves that, with respect to all amounts received by any Bank for application on any obligation hereunder or on the Notes, after the earlier of an exercise of any Bank's rights of set-off or the acceleration of maturity of any of the Notes, equitable adjustment will be made in the manner stated in the next succeeding sentence so that, in effect, all such amounts will be shared ratably among the Banks, in proportion to the sum of the amounts then outstanding under the Notes, plus all other Debt of the Borrower to them, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or any other non-pro rata source. Any Bank receiving any such amount shall purchase for cash from the other Banks an interest in their Notes, the Borrower's Indebtedness owing to the Banks, and all other obligations of the Borrower to the Banks, if any, in such amount as shall result in a ratable participation by each of the Banks in the aggregate unpaid amount of all outstanding Notes then held by all of the Banks, all Indebtedness of the Borrower to the Banks, and all other obligations of the Borrower to the Banks, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                           (k) Successor Agent. The Agent may resign at any time
by giving written notice thereof to the Banks and to the Borrower. Upon any such resignation, the Banks shall have the right to appoint a successor Agent. If a successor Agent is not appointed, or has not accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.

                           (l) Release of Collateral.  Provided no Event of


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



Default or Potential Default is in existence, the Agent shall have the authority, in its sole discretion, to release the Agent's Lien (i) in any 12 month period, in Property which is not material to the businesses of the Borrower and its Consolidated Subsidiaries and which has a fair market value of $1,000,000 or less, in the aggregate, as determined by the Agent in its sole discretion, and (ii) in Property which is described in clauses (i), (ii), (iii) or (iv) in the definition of "Disposition" contained in Section 1.01 of this Agreement.



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                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.01 Holidays. Except as otherwise provided in this Agreement, whenever any payment or action to be made or taken under this Agreement, or under the Notes or under any of the other Loan Documents is stated to be due on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action.

                  9.02 Records. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

                  9.03 Amendments and Waivers. The Agent, and the Banks and the Borrower may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Notes or any other Loan Document or changing the rights of the Agent, Banks or of the Borrower under this Agreement, under the Notes or under any other Loan Document and the Agent and the Banks may from time to time grant waivers or consents to a departure from the due performance of the obligations of the Borrower under this Agreement, under the Notes or under any other Loan Document. Any such agreement, waiver or consent must be in writing and will be effective only to the extent specifically set forth in such writing. Notwithstanding any reference to "Banks" contained herein or in any of the other Loan Documents, the Required Banks may effect any amendment, modification or waiver of the terms of this Agreement, the Notes or any other Loan Document, provided that the unanimous consent of the Banks shall be required in order to effect any of the following: (a) increase the amount of the commitment for any Loans; (b) extend the maturity date of any of the Loans; (c) forgive, reduce or defer any payment of principal or interest under any of the Loans; (d) decrease the rate of interest or amend the amount or method of calculation of fees then applicable under any of the Loans such that the amendment would result in a reduction in any fee; (e) release any of the Collateral, except as specifically permitted in this Agreement; (f) release any Surety from its obligation under any of the Suretyship Agreements; or (g) amend the provisions of this Section 9.03. In the case of any such waiver or consent relating to any provision of this Agreement, any Event of Default or Potential Default so waived or consented to will be deemed to be cured and not continuing, but no such waiver or consent will extend to any other or subsequent Event of Default or Potential Default or impair any right consequent to any other or subsequent Event of Default or Potential Default.


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



                  9.04 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Agent or the Banks in exercising any right, power or privilege under this Agreement, the Notes or any other Loan Document will affect any other or future exercise of any such right, power or privilege or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise of such right, power or privilege or of any other right, power or privilege. The rights and remedies of the Agent and the Banks under this Agreement, the Notes or any other Loan Document are cumulative and not exclusive of any rights or remedies which the Agent or Banks would otherwise have.

                  9.05 Notices. All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement or the Notes must be in writing (including telexed or telecopied communication) unless otherwise expressly permitted under this Agreement and must be sent by first-class or first-class express mail, private overnight or next Business Day courier or by telex or telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice will be effective when received. All notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties.

         If to the Borrower:                5110 Maryland Way
                                            Third Floor, Center Court Building
                                            Brentwood, Tennessee 37027
                                            Attention: Mark A. Oldham, Chief
                                            Financial Officer

         and copy to:                       Ronald Basso, Esquire
                                            Buchanan Ingersoll Professional
                                            Corporation
                                            20th Floor, One Oxford Centre
                                            Pittsburgh, PA 15219



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



         If to Agent:                       Mellon Bank, N.A., Agent
                                            Two Mellon Bank Center, Room 230,
                                            Pittsburgh, PA 15259-0001
                                            Attention: Robert E. Heuler,
                                            Vice President

         and copy to:                       Craig S. Heryford, Esquire
                                            Klett Lieber Rooney & Schorling, a
                                            Professional Corporation
                                            40th Floor, One Oxford Centre
                                            Pittsburgh, PA 15219

         If to the Banks:                   As specified on the signature page
                                            of the Banks attached to this
                                            Agreement


                  9.06 Expenses; Taxes; Attorneys' Fees. The Borrower agrees to pay or cause to be paid and to save the Agent and the Banks harmless against liability for the payment of all out-of-pocket expenses, including, but not limited to reasonable fees and expenses of counsel and paralegals for the Agent and the Banks, incurred by the Agent and the Banks from time to time (i), with respect to the Agent, arising in connection with the preparation, execution and delivery of this Agreement, the Notes and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents to this Agreement, the Notes or any of the other Loan Documents, (iii) arising in connection with the performance of this Agreement or the other Loan Documents or the Agent's and the Banks' enforcement or preservation of rights under this Agreement, the Notes or any of the other Loan Documents, including but not limited to such expenses as may be incurred by the Agent or the Banks in the collection of the outstanding principal amount of the Agent or the Banks and (iv) arising in connection with any case under the Bankruptcy Code filed by or against either of the Borrower. The Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or in the future determined by the Agent or the Banks to be payable in connection with this Agreement, the Notes or any of the other Loan Documents. The Borrower agrees to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, except to the extent that same result solely from the gross negligence or willful misconduct of the Agent or the Banks. In the event of termination adverse to the Borrower of any action at law or suit in equity in relation to this Agreement, the Notes or any of the other Loan Documents, the Borrower will pay, in addition to all other sums which the Borrower may be required to pay, a reasonable sum for attorneys' and paralegals' fees incurred by the Agent and the Banks or the holder of the Notes in connection with such action or suit. All payments due from the Borrower


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



under this Section will be added to and become part of the Loans until paid in full.

                  9.07 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, the provision will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of the provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

                  9.08 Governing Law; Consent to Jurisdiction. This Agreement will be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes will be governed by and construed and enforced in accordance with the laws of said Commonwealth. THE BORROWER CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL AND STATE COURTS LOCATED IN ALLEGHENY COUNTY, PENNSYLVANIA, IN ANY ACTION ON, RELATING TO OR MENTIONING THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS AND, TO THE EXTENT PERMITTED BY LAW, APPOINT CT CORPORATION SYSTEM HAVING AN OFFICE AT 1635 MARKET STREET, SEVEN PENN CENTER, PHILADELPHIA, PENNSYLVANIA 19103, AS ITS AGENT FOR THE SERVICE OF PROCESS ON ANY ACTION OR PROCEEDING UNDERTAKEN OR PROSECUTED IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS.

                  9.09 Prior Understandings. This Agreement, the Notes, the Security Agreements and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, among the parties relating to the transactions provided for in this Agreement, the Notes, the Security Agreements and the other Loan Documents. This Agreement amends and restates the Original Credit Agreement and is not a novation of the obligations evidenced or created by the Original Credit Agreement and the notes issued in connection therewith.

                  9.10 Duration; Survival. All representations and warranties of the Borrower contained in this Agreement or made in connection with this Agreement or any of the other Loan Documents shall survive the making of and will not be waived by the execution and delivery of this Agreement, the Notes or the other Loan Documents, by any investigation by the Agent or the Banks, or the making of any Loan. Notwithstanding termination of this Agreement or an Event of Default, all covenants and agreements of the Borrower will continue in full force and effect from and after the date of this Agreement so long as the Borrower may borrow under this Agreement and until payment in full of the Notes, interest thereon, and all fees and other obligations of the Borrower under this Agreement or the Notes. Without limitation, it is understood that all obligations of the Borrower to make payments to or indemnify the Agent or the Banks will survive the payment in full of the Notes and of all other obligations of the Borrower under this Agreement, the Notes, the Security Agreements and the other Loan Documents.

                  9.11 Term of Agreement. This Agreement will terminate when all Debt of the Borrower to Banks incurred under or in connection with this Agreement, including, without limitation, the Loans and interest on the Loans is paid in full, and the Borrower has no right to borrow under this Agreement and the Agent and the Banks have no obligation to make Loans under this Agreement.

                  9.12 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties to this Agreement on separate counterparts each of which, when so executed, will be deemed an original, but all such counterparts will constitute but one and the same instrument.

                  9.13 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of their rights hereunder without the prior written consent of the Banks and the Agent, and any purported assignment without such consent shall be void, and except that, to the fullest extent permitted by law, a Bank may not voluntarily assign or transfer any of its rights hereunder except in accordance with the other provisions of Section 9.15, and any other purported voluntary assignment or transfer shall be void; provided, that this Agreement shall inure to the benefit of successors of Banks by operation of law or resulting from an involuntary assignment or transfer (including but not limited to receivers, conservators, trustees and like persons, and successors by merger or consolidation).

                  9.14 No Third Party Beneficiaries. The rights and benefits of this Agreement and the other Loan Documents are not intended to, and shall not, inure to the benefit of any third party.

                  9.15 Participation and Holder.

                           (a) Participants. Any Bank may, in the ordinary
course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the Loans owing to it and any Note held by it); provided, that:

                                    (i) any such Bank's obligations under this
         Agreement and the other Loan Documents shall remain unchanged,

                                    (ii) such Bank shall remain solely
         responsible to the other parties hereto for the performance of such obligations,

                                    (iii) the parties hereto shall continue to
         deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and each of the other Loan Documents,

                                    (iv) such Participant shall, by accepting
         such participation, be bound by the provisions of Section 8.01(j) hereof,

                                    (v) if such Participant is not already a
         Participant or a Bank, and if such participation gives such Participant any direct voting rights, such participation shall be subject to consent of the Agent, and the Banks pursuant to Section 9.15(b)(i) hereof as if such participation were an assignment described therein, and

                                    (vi) any participation shall be in an amount
         of at least $2,000,000.

The Borrower agrees that any such Participant shall be entitled to the benefits of Sections 2.11, 2.15, 7.03, 9.06, 9.18 and 9.19 of this Agreement with respect to its participation in the Revolving Credit Commitments and the Loans outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                           (b) Assignments. Any Bank may, in the ordinary course
of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Revolving Credit Commitment and Loans owing to it and any Note held by
it) to any Bank, any affiliate of a Bank or to one or more additional commercial banks or other persons (each a "Purchasing Bank"); provided, that:

                                    (i) if a Bank makes such an assignment of
         less than all of its then remaining rights and obligations under this Agreement and the Loan Documents, such transferor Bank shall retain, after such assignment, at least $5,000,000 of the Revolving Credit Commitments and the Loans and such assignment shall be in a minimum aggregate principal amount of $5,000,000 of the Revolving Credit Commitments and the Loans except that if the

         Bank making the assignment holds prior to the assignment less than $10,000,000 of the Revolving Credit Commitments and the Loans, the assignment shall be in the aggregate principal amount of the Revolving Credit Commitments and the Loans held by such Bank in excess of $5,000,000,

                                    (ii) each such assignment shall be of a
         constant, and not a varying, percentage of the Revolving Credit Commitment and the Loans, of the transferor Bank, and of all of the transferor Bank's related rights and obligations under this Agreement and the other Loan Documents,

                                    (iii) each such assignment shall be made
         pursuant to a Transfer Supplement in substantially the form of Exhibit H to this Agreement, duly completed (a "Transfer Supplement"), and

                                    (iv) if the Purchasing Bank is not chartered
         under the laws of the United States or a state thereof, the Agent may require the Borrower to enter into an amendment hereto containing the Agent's customary provisions on indemnity, withholding and backup withholding, and the Borrower agrees to enter into such amendment.

In order to effect any such assignment, the transferor Bank and the Purchasing Bank shall execute and deliver to the Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, together with any note or notes subject to such assignment (the "Transferor Bank Notes") and a processing and recording fee of $3,000; and, upon receipt thereof, the Agent shall accept such Transfer Supplement. Upon receipt of the Purchase Price Receipt Notice (as defined in the Transfer Supplement) pursuant to such Transfer Supplement, the Agent shall record such acceptance and recording, and from and after the close of business at the Agent's Office on the Transfer Effective Date (as defined in the Transfer Supplement) specified in such Transfer Supplement:

                           (x) the Purchasing Bank shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Bank hereunder, and

                           (y) the transferor Bank thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of a Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

On or prior to the Transfer Effective Date specified in a Transfer Supplement, the Borrower shall execute and deliver to the Agent (for delivery to the Purchasing Bank) new Notes evidencing such Purchasing Bank's assigned Commitments or Loans and (for delivery to the transferor Bank) replacement Notes in the principal amount of the Loans or Revolving Credit Commitments retained by the transferor Bank (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Bank). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Agent shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest and accrued fees shall be paid to the Purchasing Bank at the same time or times provided in the predecessor Notes and this Agreement.

                           (c) Register. The Agent shall maintain at its office
a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrower and each Bank Party may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                           (d) Financial and Other Information. Subject to
Section 9.15(f) hereof, the Borrower authorizes the Agent and each Bank to disclose to any Participant or Purchasing Bank, or prospective Participant or Purchasing Bank, any and all financial and other information in such Person's possession concerning the Borrower and their respective Subsidiaries and affiliates which has been or may be delivered to such person by or on behalf of the Borrower or Bank in connection with this Agreement or any other Loan Document or such person's credit evaluation of the Borrower and their respective Subsidiaries and affiliates. At the request of any Bank, the Borrower, at the Borrower' expense, shall provide to each prospective transferee the conformed copies of documents referred to in Section 4 of the form of Transfer Supplement.

                           (e) Syndication. The Borrower shall, at the Agent's
reasonable request from time to time, at the Borrower' expense, use all reasonable efforts to cooperate with the Agent's syndication effort (including, without limitation, assisting the Agent from time to time in preparing information packages for delivery to prospective Participants and Purchasing Banks containing relevant information about the Borrower and the Loan Documents, and causing appropriate officers, representatives and

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experts to meet with prospective participants and Purchasing Banks from time to time).

                           (f) Confidentiality. Each Bank agrees to take
reasonable precautions to maintain the confidentiality of information designated in writing as confidential and provided to it by the Borrower or any Subsidiary in connection with this Agreement; provided, however, that any Bank may disclose such information (i) at the request of any bank regulatory authority or other Official Body or in connection with an examination of such Bank by any such Official Body, (ii) upon notice to the Borrower, pursuant to subpoena or other court process, (iii) upon notice to the Borrower, to the extent such Bank is required (or believes in good faith that it is required) to do so in accordance with any applicable Law, (iv) to such Bank's independent auditors and other professional advisors, (v) in connection with the enforcement of any of its rights under or in connection with any Loan Document, and (vi) to any actual or potential Participant or Purchasing Bank, so long as, in the case of this clause
(vi), such actual or potential Participant or Purchasing Bank agrees to comply with the provisions of this Section 9.15(f).

                           (g) Assignments to Federal Reserve Bank. Any Bank may
at any time assign all or any portion of its rights under this Agreement, including without limitation any Loans owing to it and any Note held by it, to a Federal Reserve Bank. No such assignment shall relieve the transferor Bank from any of its obligations hereunder.

                  9.16 Exhibits. All exhibits and schedules attached to this Agreement are incorporated and made a part of this Agreement.

                  9.17 Headings. The section headings contained in this Agreement are for convenience only and do not limit or define or affect the construction or interpretation of this Agreement in any respect.


                  9.18  WAIVER OF TRIAL BY JURY.  EACH OF
THE Borrower AND THE BANKS EXPRESSLY, KNOWINGLY AND          INITIAL:
VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF ANY             /s/
RIGHT TO A TRIAL BY JURY, AND IT WILL NOT AT ANY             --------
TIME INSIST UPON, OR PLEAD OR IN ANY MANNER
WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF         --------
A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION
WITH  THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER
LOAN DOCUMENTS.

                  9.19 Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY THE Borrower OR ANY OF THE SURETIES AGAINST THE AGENT, ANY BANK OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). THE Borrower HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR. THIS SECTION 9.19 SHALL NOT LIMIT ANY RIGHTS OF THE Borrower ARISING SOLELY OUT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.


                                       102A

                 IN WITNESS WHEREOF, and intending to be legally bound, the parties, by their duly authorized officers, have executed and delivered this Agreement as of the date set forth at the beginning of this Agreement.

                               BORROWER:
                               PEN HOLDINGS, INC.


                               By: /s/ WILLIAM E. BECKNER
                                   -------------------------
                               Title: President
                                      ----------------------

                               AGENT:
                               MELLON BANK, N.A.


                               By: /s/ STANLEY MAHARAM
                                   -------------------------
                               Title: First Vice President
                                      ----------------------

                            Signature pages for Banks


Revolving Credit Commitment:               CIBC INC.
$20,000,000



                                           By: WILLIAM W. KOSLO
                                               -------------------------
                                           Title: Exec. Director
                                                  ----------------------



                                           Lending Office and Notice
                                           Address for all Loans:

                                           Two Paces West
                                           2727 Paces Ferry Road
                                           Suite 1200
                                           Atlanta, GA  30339
                                           Attention: Charlene Harris
                                           Telecopier No.:
                                                          --------------
                                           and

                                           425 Lexington Avenue, 8th Floor
                                           New York, New York 10017
                                           Attention: Howard Palmer
                                           Telecopier No.: 212-856-6066



                                       104